                                                                    Exhibit 99.1


               USX



          Index to 1999 Consolidated Financial Statements and
          Supplementary Data

                                                                          Page
                                                                          ----
          Management's Report............................................ U-1

          Audited Consolidated Financial Statements:

           Report of Independent Accountants............................. U-1

           Consolidated Statement of Operations.......................... U-2

           Consolidated Balance Sheet.................................... U-4

           Consolidated Statement of Cash Flows.......................... U-5

           Consolidated Statement of Stockholders' Equity................ U-6

           Notes to Consolidated Financial Statements.................... U-8

          Selected Quarterly Financial Data.............................. U-29

          Principal Unconsolidated Affiliates............................ U-30

          Supplementary Information...................................... U-30

                    USX


             Explanatory Note Regarding Financial Information


             Although the financial statements of the Marathon Group and the
             U. S. Steel Group separately report the assets, liabilities (including contingent liabilities) and stockholders' equity of USX attributed to each such Group, such attribution does not affect legal title to such assets and responsibility for such liabilities. Holders of USX - Marathon Group Common Stock and USX - U. S. Steel Group Common Stock are holders of common stock of USX and continue to be subject to all the risks associated with an investment in USX and all of its businesses and liabilities. Financial impacts arising from one Group that affect the overall cost of USX's capital could affect the results of operations and financial condition of the other Group. In addition, net losses of either Group, as well as dividends or distributions on any class of USX Common Stock or series of Preferred Stock and repurchases of any class of USX Common Stock or series of Preferred Stock, will reduce the funds of USX legally available for payment of dividends on both classes of USX Common Stock.

          Management's Report

          The accompanying consolidated financial statements of USX Corporation and Subsidiary Companies (USX) are the responsibility of and have been prepared by USX in conformity with accounting principles generally accepted in the United States. They necessarily include some amounts that are based on best judgments and estimates. The consolidated financial information displayed in other sections of this report is consistent with these consolidated financial statements.

               USX seeks to assure the objectivity and integrity of its financial records by careful selection of its managers, by organizational arrangements that provide an appropriate division of responsibility and by communications programs aimed at assuring that its policies and methods are understood throughout the organization.

               USX has a comprehensive formalized system of internal accounting controls designed to provide reasonable assurance that assets are safeguarded and that financial records are reliable. Appropriate management monitors the system for compliance, and the internal auditors independently measure its effectiveness and recommend possible improvements thereto. In addition, as part of their audit of the consolidated financial statements, USX's independent accountants, who are elected by the stockholders, review and test the internal accounting controls selectively to establish a basis of reliance thereon in determining the nature, extent and timing of audit tests to be applied.

               The Board of Directors pursues its oversight role in the area of financial reporting and internal accounting control through its Audit Committee. This Committee, composed solely of nonmanagement directors, regularly meets (jointly and separately) with the independent accountants, management and internal auditors to monitor the proper discharge by each of its responsibilities relative to internal accounting controls and the consolidated financial statements.

          Thomas J. Usher                 Robert M. Hernandez        Kenneth L. Matheny
          Chairman, Board of Directors    Vice Chairman              Vice President
          & Chief Executive Officer       & Chief Financial Officer  & Comptroller

          Report of Independent Accountants

          To the Stockholders of USX Corporation:

          In our opinion, the accompanying consolidated financial statements appearing on pages U-2 through U-28 present fairly, in all material respects, the financial position of USX Corporation and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of USX's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



          PricewaterhouseCoopers LLP
          600 Grant Street, Pittsburgh, Pennsylvania 15219-2794
          February 8, 2000

          Consolidated Statement of Operations

          (Dollars in millions)                                          1999      1998      1997
          ----------------------------------------------------------------------------------------
          Revenues:
           Sales (Note 6)                                              $29,534   $27,789   $22,467
           Dividend and affiliate income (loss)                            (20)       96       105
           Net gains on disposal of assets                                  21        82        94
           Gain on ownership change in
            Marathon Ashland Petroleum LLC (Note 3)                         17       245         -
           Other income                                                     31        25        14
                                                                       -------   -------   -------
             Total revenues                                             29,583    28,237    22,680
                                                                       -------   -------   -------
          Costs and expenses:
           Cost of sales (excludes items shown below)                   22,143    20,371    16,047
           Selling, general and administrative expenses                    203       304       218
           Depreciation, depletion and amortization                      1,254     1,224       967
           Taxes other than income taxes                                 4,433     4,241     3,270
           Exploration expenses                                            238       313       189
           Inventory market valuation charges (credits) (Note 17)         (551)      267       284
                                                                       -------   -------   -------
             Total costs and expenses                                   27,720    26,720    20,975
                                                                       -------   -------   -------
          Income from operations                                         1,863     1,517     1,705
          Net interest and other financial costs (Note 7)                  362       279       347
          Minority interest in income of
           Marathon Ashland Petroleum LLC (Note 3)                         447       249         -
                                                                       -------   -------   -------
          Income from continuing operations before income taxes          1,054       989     1,358
          Provision for estimated income taxes (Note 12)                   349       315       450
                                                                       -------   -------   -------
          Income from continuing operations                                705       674       908
                                                                       -------   -------   -------
          Discontinued operations (Note 5):
           Loss from operations (net of income tax)                          -         -        (1)
           Gain on disposal (net of income tax)                              -         -        81
                                                                       -------   -------   -------
          Income from discontinued operations                                -         -        80
                                                                       -------   -------   -------
          Extraordinary losses (Note 8)                                      7         -         -
                                                                       -------   -------   -------
          Net income                                                       698       674       988
          Noncash credit from exchange of preferred stock (Note 23)          -         -        10
          Dividends on preferred stock                                      (9)       (9)      (13)
                                                                       -------   -------   -------
          Net income applicable to common stocks                       $   689   $   665   $   985
          ----------------------------------------------------------------------------------------

          The accompanying notes are an integral part of these consolidated financial statements.

          Income Per Common Share

          (Dollars in millions, except per share data)     1999   1998   1997
          -------------------------------------------------------------------
          CONTINUING OPERATIONS
          Applicable to Marathon Stock:
           Net income                                     $ 654  $ 310  $ 456
           Per Share Data:
            Basic                                          2.11   1.06   1.59
            Diluted                                        2.11   1.05   1.58
          -------------------------------------------------------------------
          Applicable to Steel Stock:
           Income before extraordinary losses             $  42  $ 355  $ 449
           Extraordinary losses                               7      -      -
                                                          -----  -----  -----
           Net income                                     $  35  $ 355  $ 449
           Per Share Data
            Basic:
             Income before extraordinary losses           $ .48  $4.05  $5.24
             Extraordinary losses                           .08      -      -
                                                          -----  -----  -----
             Net income                                   $ .40  $4.05  $5.24
            Diluted:
             Income before extraordinary losses           $ .48  $3.92  $4.88
             Extraordinary losses                           .08      -      -
                                                          -----  -----  -----
             Net income                                   $ .40  $3.92  $4.88
          -------------------------------------------------------------------
          DISCONTINUED OPERATIONS
          Applicable to Delhi Stock:
           Net income                                                   $79.7
           Per Share Data:
            Basic                                                        8.43
            Diluted                                                      8.41
          -------------------------------------------------------------------

          See Note 22, for a description and computation of income per common share.
          The accompanying notes are an integral part of these consolidated financial statements.

          Consolidated Balance Sheet

          (Dollars in millions)                                             December 31           1999      1998
          ------------------------------------------------------------------------------------------------------
          Assets
          Current assets:
            Cash and cash equivalents (Note 4)                                                 $   133   $   146
            Receivables, less allowance for doubtful accounts of
             $12 and $12 (Note 16)                                                               2,696     1,663
            Inventories (Note 17)                                                                2,627     2,008
            Deferred income tax benefits (Note 12)                                                 303       217
            Other current assets                                                                   218       172
                                                                                               -------   -------
               Total current assets                                                              5,977     4,206
          Investments and long-term receivables, less reserves of
            $3 and $10 (Note 14)                                                                 1,247     1,249
          Property, plant and equipment - net (Note 13)                                         12,809    12,929
          Prepaid pensions (Note 10)                                                             2,629     2,413
          Other noncurrent assets                                                                  300       336
                                                                                               -------   -------
               Total assets                                                                    $22,962   $21,133
          ------------------------------------------------------------------------------------------------------
          Liabilities
          Current liabilities:
            Notes payable                                                                      $     -   $   145
            Accounts payable                                                                     3,397     2,438
            Distribution payable to minority shareholder of
             Marathon Ashland Petroleum LLC (Note 4)                                                 -       103
            Payroll and benefits payable                                                           468       520
            Accrued taxes                                                                          283       245
            Accrued interest                                                                       107        97
            Long-term debt due within one year (Note 16)                                            61        71
                                                                                               -------   -------
               Total current liabilities                                                         4,316     3,619
          Long-term debt (Note 16)                                                               4,222     3,920
          Deferred income taxes (Note 12)                                                        1,839     1,579
          Employee benefits (Note 10)                                                            2,809     2,868
          Deferred credits and other liabilities                                                   734       720
          Preferred stock of subsidiary (Note 23)                                                  250       250
          USX obligated mandatorily redeemable convertible preferred securities of a subsidiary trust holding solely junior subordinated
           convertible debentures of USX (Note 23)                                                 183       182

          Minority interest in Marathon Ashland Petroleum LLC (Note 3)                           1,753     1,590

          Stockholders' Equity (Details on pages U-6 and U-7)
          Preferred stock (Note 24) -
            6.50% Cumulative Convertible issued - 2,715,287 shares and
             2,767,787 shares ($136 and $138 liquidation preference, respectively)                   3         3
          Common stocks:
            Marathon Stock issued - 311,767,181 shares and 308,458,835 shares
             (par value $1 per share, authorized 550,000,000 shares)                               312       308
            Steel Stock issued - 88,397,714 shares and 88,336,439 shares
             (par value $1 per share, authorized 200,000,000 shares)                                88        88
            Securities exchangeable solely into Marathon Stock -
             issued - 288,621 shares and 507,324 shares (Note 3)                                     -         1
          Additional paid-in capital                                                             4,673     4,587
          Deferred compensation                                                                      -        (1)
          Retained earnings                                                                      1,807     1,467
          Accumulated other comprehensive income (loss)                                            (27)      (48)
                                                                                               -------   -------
               Total stockholders' equity                                                        6,856     6,405
                                                                                               -------   -------
               Total liabilities and stockholders' equity                                      $22,962   $21,133
          ------------------------------------------------------------------------------------------------------

          The accompanying notes are an integral part of these consolidated financial statements.

          Consolidated Statement of Cash Flows

          (Dollars in millions)                                                             1999      1998      1997
          -----------------------------------------------------------------------------------------------------------
          Increase (decrease) in cash and cash equivalents

          Operating activities:

          Net income                                                                      $   698   $   674   $   988
          Adjustments to reconcile to net cash provided
           from operating activities:
            Extraordinary losses                                                                7         -         -
            Minority interest in income of
             Marathon Ashland Petroleum LLC                                                   447       249         -
            Depreciation, depletion and amortization                                        1,254     1,224       987
            Exploratory dry well costs                                                        109       186        78
            Inventory market valuation charges (credits)                                     (551)      267       284
            Pensions and other postretirement benefits                                       (220)     (181)     (342)
            Deferred income taxes                                                             212       184       228
            Gain on disposal of the Delhi Companies                                             -         -      (287)
            Gain on ownership change in
             Marathon Ashland Petroleum LLC                                                   (17)     (245)        -
            Net gains on disposal of assets                                                   (21)      (82)      (94)
            Changes in: Current receivables - sold                                           (320)      (30)     (390)
                                            - operating turnover                             (977)      451        16
                 Inventories                                                                  (77)       (6)      (39)
                 Current accounts payable and accrued expenses                              1,240      (497)       91
            All other - net                                                                   152      (172)      (56)
                                                                                          -------   -------   -------
               Net cash provided from operating activities                                  1,936     2,022     1,464
                                                                                          -------   -------   -------
          Investing activities:

          Capital expenditures                                                             (1,665)   (1,580)   (1,373)
          Acquisition of Tarragon Oil and Gas Limited                                           -      (686)        -
          Proceeds from sale of the Delhi Companies                                             -         -       752
          Disposal of assets                                                                  366        86       481
          Restricted cash -  withdrawals                                                       60       241       108
                          -  deposits                                                         (61)      (67)     (205)
          Affiliates -  investments                                                           (74)     (115)     (219)
                     -  loans and advances                                                    (70)     (104)      (46)
                     -  returns and repayments                                                  1        71        10
          All other - net                                                                     (25)       (4)       (3)
                                                                                          -------   -------   -------
               Net cash used in investing activities                                       (1,468)   (2,158)     (495)
                                                                                          -------   -------   -------
          Financing activities:

          Commercial paper and revolving credit arrangements - net                           (381)      724        41
          Other debt - borrowings                                                             810     1,036        11
                     - repayments                                                            (242)   (1,445)     (786)
          Common stock - issued                                                                89       668        82
                       - repurchased                                                            -      (195)        -
          Preferred stock repurchased                                                          (2)       (8)        -
          Dividends paid                                                                     (354)     (342)     (316)
          Distributions to minority shareholder of
           Marathon Ashland Petroleum LLC                                                    (400)     (211)        -
                                                                                          -------   -------   -------
               Net cash provided from (used in) financing activities                         (480)      227      (968)
                                                                                          -------   -------   -------
          Effect of exchange rate changes on cash                                              (1)        1        (2)
                                                                                          -------   -------   -------
          Net increase (decrease) in cash and cash equivalents                                (13)       92        (1)

          Cash and cash equivalents at beginning of year                                      146        54        55
                                                                                          -------   -------   -------
          Cash and cash equivalents at end of year                                        $   133   $   146   $    54
          -----------------------------------------------------------------------------------------------------------

          See Note 18, for supplemental cash flow information.
          The accompanying notes are an integral part of these consolidated financial statements.

             Consolidated Statement of Stockholders' Equity

             After the redemption of the USX - Delhi Group Common Stock (Delhi Stock) on January 26, 1998 (Note 5), USX has two classes of common stock: USX - Marathon Group Common Stock (Marathon Stock) and USX -
             U. S. Steel Group Common Stock (Steel Stock), which are intended to reflect the performance of the Marathon and U. S. Steel Groups, respectively. (See Note 9, for a description of the two Groups.) During 1998, USX issued 878,074 Exchangeable Shares (exchangeable solely into Marathon Stock) related to the purchase of a Canadian company. (See Note 3.)

                 On all matters where the holders of Marathon Stock and Steel
             Stock vote together as a single class, Marathon Stock has one vote per share and Steel Stock has a fluctuating vote per share based on the relative market value of a share of Steel Stock to the market value of a share of Marathon Stock. In the event of a disposition of all or substantially all the properties and assets of the U. S. Steel Group, USX must either distribute the net proceeds to the holders of the Steel Stock as a special dividend or in redemption of the stock, or exchange the Steel Stock for the Marathon Stock. In the event of liquidation of USX, the holders of the Marathon Stock and Steel Stock will share in the funds remaining for common stockholders based on the relative market capitalization of the respective Marathon Stock and Steel Stock to the aggregate market capitalization of both classes of common stock.

                                                                  Dollars in millions                  Shares in thousands
                                                           ---------------------------------   ------------------------------------
                                                               1999        1998        1997         1999         1998         1997
             ----------------------------------------------------------------------------------------------------------------------
             Preferred stock (Note 24) -
              6.50% Cumulative Convertible:
               Outstanding at beginning of year                $   3       $   3      $   7        2,768        2,962        6,900
               Repurchased                                         -           -          -          (53)        (194)           -
               Exchanged for trust preferred securities            -           -         (4)           -            -       (3,938)
                                                               -----       -----      -----      -------      -------      -------
               Outstanding at end of year                      $   3       $   3      $   3        2,715        2,768        2,962
             ----------------------------------------------------------------------------------------------------------------------
             Common stocks:
              Marathon Stock:
               Outstanding at beginning of year                $ 308       $ 289      $ 288      308,459      288,786      287,525
               Issued in public offering                           -          17          -           67       17,000            -
               Issued for:
                Employee stock plans                               3           2          1        2,903        2,236        1,209
                Dividend Reinvestment and
                 Direct Stock Purchase Plan                        -           -          -          120           66           52
                Exchangeable Shares                                1           -          -          218          371            -
                                                               -----       -----      -----      -------      -------      -------
               Outstanding at end of year                      $ 312       $ 308      $ 289      311,767      308,459      288,786
             ----------------------------------------------------------------------------------------------------------------------
              Steel Stock:
               Outstanding at beginning of year                $  88       $  86      $  85       88,336       86,578       84,885
               Issued for:
                Employee stock plans                               -           2          1           62        1,733        1,416
                Dividend Reinvestment and
                 Direct Stock Purchase Plan                        -           -          -            -           25          277
                                                               -----       -----      -----      -------      -------      -------
               Outstanding at end of year                      $  88       $  88      $  86       88,398       88,336       86,578
             ----------------------------------------------------------------------------------------------------------------------
              Delhi Stock:
               Outstanding at beginning of year                $   -       $   -      $   9            -            -        9,448
               Canceled - employee stock plans                     -           -          -            -            -           (3)
               Reclassified to redeemable Delhi Stock              -           -         (9)           -            -       (9,445)
                                                               -----       -----      -----      -------      -------      -------
               Outstanding at end of year                      $   -       $   -      $   -            -            -            -
             ----------------------------------------------------------------------------------------------------------------------
              Securities exchangeable solely into
               Marathon Stock:
               Outstanding at beginning of year                $   1       $   -      $   -          507            -            -
               Issued to acquire Tarragon stock                    -           1          -            -          878            -
               Exchanged for Marathon Stock                       (1)          -          -         (218)        (371)           -
                                                               -----       -----      -----      -------      -------      -------
               Outstanding at end of year                      $   -       $   1      $   -          289          507            -
             ----------------------------------------------------------------------------------------------------------------------

                        (Table continued on next page)

                                                                         Stockholders' Equity              Comprehensive Income
                                                                   ---------------------------------   -----------------------------
             (Dollars in millions)                                    1999        1998        1997       1999       1998      1997
             ---------------------------------------------------------------------------------------   -----------------------------
              Additional paid-in capital:
               Balance at beginning of year                          $4,587      $3,924      $4,150
               Marathon Stock issued                                     92         598          38
               Steel Stock issued                                         2          57          52
               Exchangeable Shares:
                Issued                                                    -          28           -
                Exchanged for Marathon Stock                             (6)        (12)          -
               6.50% preferred stock:
                Repurchased                                              (2)         (8)          -
                Exchanged for trust preferred securities                  -           -        (188)
               Reclassified to redeemable Delhi Stock                     -           -        (128)
                                                                     ------      ------      ------
               Balance at end of year                                $4,673      $4,587      $3,924
             --------------------------------------------------------------------------------------
              Deferred compensation (Note 19)                        $    -      $   (1)     $   (3)
             --------------------------------------------------------------------------------------
              Retained earnings:
               Balance at beginning of year                          $1,467      $1,138      $  517
               Net income                                               698         674         988      $ 698     $ 674     $ 988
               Dividends on preferred stock                              (9)         (9)        (13)
               Dividends on Marathon Stock
                (per share: $.84 in 1999 and
                 1998 and $.76 in 1997)                                (261)       (248)       (219)
               Dividends on Steel Stock (per share $1.00)               (88)        (88)        (86)
               Dividends on Delhi Stock (per share $.15)                  -           -          (1)
               Reclassified to redeemable Delhi Stock                     -           -         (58)
               Noncash credit from exchange of
                preferred stock                                           -           -          10
                                                                     ------      ------      ------
               Balance at end of year                                $1,807      $1,467      $1,138
             --------------------------------------------------------------------------------------
              Accumulated other comprehensive income (loss):
               Minimum pension liability adjustments:
                Balance at beginning of year                         $  (37)     $  (32)     $  (22)
                Changes during year, net of taxes/(a)/                   27          (5)        (10)        27        (5)      (10)
                                                                     ------      ------      ------
                Balance at end of year                                  (10)        (37)        (32)
                                                                     ------      ------      ------
               Foreign currency translation adjustments:
                Balance at beginning of year                         $  (11)     $   (8)     $   (8)
                Changes during year, net of taxes/(a)/                   (6)         (3)          -         (6)       (3)        -
                                                                     ------      ------      ------
                Balance at end of year                                  (17)        (11)         (8)
                                                                     ------      ------      ------
               Unrealized holding gains on investments:
                Balance at beginning of year                         $    -      $    3      $    -
                Changes during year, net of taxes/(a)/                   (1)          2           3         (1)        2         3
                Reclassification adjustment
                 included in net income                                   1          (5)          -          1        (5)        -
                                                                     ------      ------      ------
                Balance at end of year                                    -           -           3
             --------------------------------------------------------------------------------------
                 Total balances at end of year                       $  (27)     $  (48)     $  (37)
             ---------------------------------------------------------------------------------------------------------------------
                 Total comprehensive income/(b)/                                                         $ 719     $ 663     $ 981
             ---------------------------------------------------------------------------------------------------------------------
              Total stockholders' equity                             $6,856      $6,405      $5,400
             --------------------------------------------------------------------------------------
             /(a)/ Related income tax provision (credit):             1999        1998        1997
                                                                      ----        ----        ----
                   Minimum pension liability adjustments             $  (13)     $    3      $    5
                   Foreign currency translation adjustments               3           4           -
                   Unrealized holding gains on investments                -           2          (1)

             /(b)/ Total comprehensive income by Group:
                   Marathon Group                                    $  660      $  306      $  457
                   U. S. Steel Group                                     59         357         444
                   Delhi Group                                            -           -          80
                                                                     ------      ------      ------
                    Total                                            $  719      $  663      $  981
                                                                     ======      ======      ======

The accompanying notes are an integral part of these consolidated financial statements.

             Notes to Consolidated Financial Statements

1.   Summary of Principal Accounting Policies

             Principles applied in consolidation - The consolidated financial statements include the accounts of USX Corporation and the majority-owned subsidiaries which it controls (USX).

                 Investments in unincorporated oil and gas joint ventures,
             undivided interest pipelines and jointly owned gas processing plants are consolidated on a pro rata basis.

                 Investments in entities over which USX has significant
             influence are accounted for using the equity method of accounting and are carried at USX's share of net assets plus loans and advances.

                 Investments in companies whose stock is publicly traded are carried at market value. The difference between the cost of these investments and market value is recorded in other comprehensive income (net of tax). Investments in companies whose stock has no readily determinable fair value are carried at cost.

             Use of estimates - Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at year-end and the reported amounts of revenues and expenses during the year. Significant items subject to such estimates and assumptions include the carrying value of long-lived assets; valuation allowances for receivables, inventories and deferred income tax assets; environmental liabilities; liabilities for potential tax deficiencies and potential litigation claims and settlements; and assets and obligations related to employee benefits. Additionally, certain estimated liabilities are recorded when management commits to a plan to close an operating facility or to exit a business activity. Actual results could differ from the estimates and assumptions used.

             Revenue recognition - Revenues principally include sales, dividend and affiliate income, gains or losses on the disposal of assets and gains or losses from changes in ownership interests.

                 Sales - Sales are recognized when products are shipped or services are provided to customers. Consumer excise taxes on petroleum products and merchandise and matching crude oil and refined products buy/sell transactions settled in cash are included in both revenues and costs and expenses, with no effect on income.

                 Dividend and Affiliate Income - Dividend and affiliate income includes USX's proportionate share of income from equity method investments and dividend income from other investments. Dividend income is recognized when dividend payments are received.

                 Disposal of Assets - When long-lived assets depreciated on an individual basis are sold or otherwise disposed of, any gains or losses are reflected in income. Gains on disposal of long-lived assets are recognized when earned, which is generally at the time of closing. If a loss on disposal is expected, such losses are recognized when long-lived assets are reclassified as assets held for sale. Proceeds from disposal of long-lived assets depreciated on a group basis are credited to accumulated depreciation, depletion and amortization with no immediate effect on income.

                 Gas Balancing - USX follows the sales method of accounting for gas production imbalances and would recognize a liability if the existing proved reserves were not adequate to cover the current imbalance situation.

                 Changes in Ownership Interest - Gains or losses from a change in ownership of a consolidated subsidiary or an unconsolidated affiliate are recognized in revenues in the period of change.

             Cash and cash equivalents - Cash and cash equivalents include cash on hand and on deposit and investments in highly liquid debt instruments with maturities generally of three months or less.

             Inventories - Inventories are carried at lower of cost or market. Cost of inventories is determined primarily under the last-in, first-out (LIFO) method.

             Derivative instruments - USX uses commodity-based and foreign currency derivative instruments to manage its exposure to price risk. Management is authorized to use futures, forwards, swaps and options related to the purchase, production or sale of crude oil, natural gas, refined products, nonferrous metals and electricity. While USX's risk management activities generally reduce market risk exposure due to unfavorable commodity price changes for raw material purchases and products sold, such activities can also encompass strategies which assume price risk.

                 Commodity-Based Hedging Transactions - For transactions that qualify for hedge accounting, the resulting gains or losses are deferred and subsequently recognized in income from operations, as a component of sales or cost of sales, in the same period as the underlying physical transaction. To qualify for hedge accounting, derivative positions cannot remain open if the underlying physical market risk has been removed. If such derivative positions remain in place, they would be marked-to-market and accounted for as trading or other activities. Recorded deferred gains or losses are reflected within other current and noncurrent assets or accounts payable and deferred credits and other liabilities, as appropriate.

                 Commodity-Based Trading and Other Activities - Derivative instruments used for trading and other activities are marked-to-market and the resulting gains or losses are recognized in the current period within income from operations. This category also includes the use of derivative instruments that have no offsetting underlying physical market risk.

                 Foreign Currency Transactions - USX uses forward exchange contracts to manage currency risks. Gains or losses related to firm commitments are deferred and recognized concurrent with the underlying transaction. All other gains or losses are recognized in income in the current period as sales, cost of sales, interest income or expense, or other income, as appropriate. Forward exchange contracts are recorded as receivables or payables, as appropriate.

             Exploration and development - USX follows the successful efforts method of accounting for oil and gas exploration and development.

             Long-lived assets - Except for oil and gas producing properties, depreciation is generally computed on the straight-line method based upon estimated lives of assets. USX's method of computing depreciation for steel producing assets modifies straight-line depreciation based on the level of production. The modification factors range from a minimum of 85% at a production level below 81% of capability, to a maximum of 105% for a 100% production level. No modification is made at the 95% production level, considered the normal long-range level.

                 Depreciation and depletion of oil and gas producing properties are computed using predetermined rates based upon estimated proved oil and gas reserves applied on a units-of-production method.

                 Depletion of mineral properties, other than oil and gas, is based on rates which are expected to amortize cost over the estimated tonnage of minerals to be removed.

                 USX evaluates impairment of its oil and gas producing assets primarily on a field-by-field basis using undiscounted cash flows based on total proved reserves. Other assets are evaluated on an individual asset basis or by logical groupings of assets. Assets deemed to be impaired are written down to their fair value, including any related goodwill, using discounted future cash flows and, if available, comparable market values.

             Environmental liabilities - USX provides for remediation costs and penalties when the responsibility to remediate is probable and the amount of associated costs is reasonably determinable. Generally, the timing of remediation accruals coincides with completion of a feasibility study or the commitment to a formal plan of action. Remediation liabilities are accrued based on estimates of known environmental exposure and are discounted in certain instances. If recoveries of remediation costs from third parties are probable, a receivable is recorded. Estimated abandonment and dismantlement costs of offshore production platforms are accrued based on production of estimated proved oil and gas reserves.

             Postemployment benefits - USX recognizes an obligation to provide postemployment benefits, primarily for disability-related claims covering indemnity and medical payments. The obligation for these claims and the related periodic costs are measured using actuarial techniques and assumptions, including an appropriate discount rate, analogous to the required methodology for measuring pension and other postretirement benefit obligations. Actuarial gains and losses are deferred and amortized over future periods.

             Insurance - USX is insured for catastrophic casualty and certain property and business interruption exposures, as well as those risks required to be insured by law or contract. Costs resulting from noninsured losses are charged against income upon occurrence.

             Reclassifications - Certain reclassifications of prior years' data have been made to conform to 1999 classifications.

--------------------------------------------------------------------------------
2.   New Accounting Standards

             Effective January 1, 1997, USX adopted American Institute of Certified Public Accountants Statement of Position No. 96-1, "Environmental Remediation Liabilities" (SOP 96-1), which provides additional interpretation of existing accounting standards related to recognition, measurement and disclosure of environmental remediation liabilities. As a result of adopting SOP 96-1, USX identified additional environmental remediation liabilities of $46 million, of which $28 million was discounted to a present value of $13 million and $18 million was not discounted. Assumptions used in the calculation of the present value amount included an inflation factor of 2% and an interest rate of 7% over a range of 22 to 30 years. Estimated receivables for recoverable costs related to adoption of SOP 96-1 were $4 million. The net unfavorable effect of adoption on income from operations at January 1, 1997, was $27 million.

                 In June 1998, the Financial Accounting Standards Board issued
             Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). This new Standard requires recognition of all derivatives as either assets or liabilities at fair value. SFAS No. 133 may result in additional volatility in both current period earnings and other comprehensive income as a result of recording recognized and unrecognized gains and losses resulting from changes in the fair value of derivative instruments. The transition adjustment resulting from adoption of SFAS No. 133 will be reported as a cumulative effect of a change in accounting principle.

                 Under the new Standard, USX may elect not to designate certain derivative instruments as hedges even if the strategy qualifies for hedge accounting treatment. This approach would eliminate the administrative effort needed to measure effectiveness and monitor such instruments; however, this approach also may result in additional volatility in current period earnings.

                 USX cannot reasonably estimate the effect of adoption on either the financial position or results of operations. It is not possible to estimate what effect this Statement will have on future results of operations, although greater period-to-period volatility is likely. USX plans to adopt the Standard effective January 1, 2001.

--------------------------------------------------------------------------------
3.   Business Combinations

             In August 1998, Marathon Oil Company (Marathon) acquired Tarragon Oil and Gas Limited (Tarragon), a Canadian oil and gas exploration and production company. Securityholders of Tarragon received, at their election, Cdn$14.25 for each Tarragon share, or the economic equivalent in Exchangeable Shares of an indirect Canadian subsidiary of Marathon, which are exchangeable solely on a one-for-one basis into Marathon Stock. The purchase price included cash payments of $686 million, issuance of 878,074 Exchangeable Shares valued at $29 million and the assumption of $345 million in debt.

                 The Exchangeable Shares are exchangeable at the option of the holder at any time and automatically redeemable on August 11, 2003 (and, in certain circumstances, as early as August 11, 2001). The holders of Exchangeable Shares are entitled to receive declared dividends equivalent to dividends declared from time to time by USX on Marathon Stock.

                 USX accounted for the acquisition using the purchase method of accounting. The 1998 results of operations include the operations of Marathon Canada Limited, formerly known as Tarragon, commencing August 12, 1998.

                 During 1997, Marathon and Ashland Inc. (Ashland) agreed to combine the major elements of their refining, marketing and transportation (RM&T) operations. On January 1, 1998, Marathon transferred certain RM&T net assets to Marathon Ashland Petroleum LLC (MAP), a new consolidated subsidiary. Also on January 1, 1998, Marathon acquired certain RM&T net assets from Ashland in exchange for a 38% interest in MAP. The acquisition was accounted for under the purchase method of accounting. The purchase price was determined to be $1.9 billion, based upon an external valuation. The change in Marathon's ownership interest in MAP resulted in a gain of $245 million, which is included in 1998 revenues. In accordance with MAP closing agreements, Marathon and Ashland made capital contributions to MAP for environmental improvements. The closing agreements stipulate that ownership interests in MAP will not be adjusted as a result of such contributions. Accordingly, Marathon recognized a gain on ownership change of $17 million in 1999.

                 In connection with the formation of MAP, Marathon and Ashland entered into a Limited Liability Company Agreement dated January 1, 1998 (the LLC Agreement). The LLC Agreement provides for an initial term of MAP expiring on December 31, 2022 (25 years from its formation). The term will automatically be extended for ten-year periods, unless a termination notice is given by either party.

                 Also in connection with the formation of MAP, the parties
             entered into a Put/Call, Registration Rights and Standstill Agreement (the Put/Call Agreement). The Put/Call Agreement provides that at any time after December 31, 2004, Ashland will have the right to sell to Marathon all of Ashland's ownership interest in MAP, for an amount in cash and/or Marathon or USX debt or equity securities equal to the product of 85% (90% if equity securities are used) of the fair market value of MAP at that time, multiplied by Ashland's percentage interest in MAP. Payment could be made at closing, or at Marathon's option, in three equal annual installments, the first of which would be payable at closing. At any time after December 31, 2004, Marathon will have the right to purchase all of Ashland's ownership interests in MAP, for an amount in cash equal to the product of 115% of the fair market value of MAP at that time, multiplied by Ashland's percentage interest in MAP.

                 The following unaudited pro forma data for USX includes the results of operations of Tarragon for 1998 and 1997, and the Ashland RM&T net assets for 1997, giving effect to the acquisitions as if they had been consummated at the beginning of the years presented. The pro forma data is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations.

             (In millions, except per share amounts)                         1998           1997
             --------------------------------------------------------------------------------------------
             Revenues                                                      $28,331        $30,259
             Net income                                                        643/(a)/       989/(a)/
             Net income per common share of Marathon Stock -
              Basic and diluted                                                .95           1.58
             --------------------------------------------------------------------------------------------

             /(a)/ Excluding the pro forma inventory market valuation adjustment, pro forma net income would have been $747 million in 1998 and $1,151 million in 1997. Reported net income, excluding the reported inventory market valuation adjustment, would have been $778 million in 1998 and $1,167 million in 1997.

--------------------------------------------------------------------------------
4.   Transactions Between MAP and Ashland

             At December 31, 1999 and 1998, MAP had current receivables from Ashland of $26 million and $22 million, respectively, and current payables to Ashland of $2 million at December 31, 1999, and at December 31, 1998, $106 million, including distributions payable.

                 At December 31, 1998, MAP's cash and cash equivalents included a $103 million demand note invested with Ashland, which was repaid in January 1999.

                 MAP has a $190 million short-term revolving credit agreement with Ashland. Interest on borrowings is based on the Federal Funds Rate in effect each day during the period plus 0.30 of 1%. At December 31, 1999, there were no borrowings against this facility.

                 During 1999 and 1998, MAP's sales to Ashland consisting
             primarily of petroleum products, were $198 million and $185 million, respectively, and MAP's purchases of products and services from Ashland were $25 million and $45 million, respectively. These transactions were conducted under terms comparable to those with unrelated parties.

--------------------------------------------------------------------------------
5.   Discontinued Operations

             Effective October 31, 1997, USX sold its stock in Delhi Gas Pipeline Corporation and other subsidiaries of USX that comprised all of the Delhi Group (Delhi Companies). The transaction involved a gross purchase price of $762 million. Under the USX Restated Certificate of Incorporation (USX Certificate), USX was required to elect one of three options to return the value of the net proceeds received in the transaction to the holders of shares in Delhi Stock (Delhi shareholders). Of the three options, USX elected to use the net proceeds of $195 million, or $20.60 per share, to redeem all shares of Delhi Stock. The net proceeds were distributed to the Delhi shareholders on January 26, 1998. After the redemption, 50,000,000 shares of Delhi Stock remain authorized but unissued.

                 The sale of the Delhi Companies resulted in a gain on disposal of $81 million, net of $206 million income taxes.

                 The financial results of the Delhi Group have been reclassified as discontinued operations for 1997 as presented in the Consolidated Statement of Operations and are summarized as follows:

             (In millions)                                                             1997/(a)/
             -----------------------------------------------------------------------------------
             Revenues                                                                   $1,205
             Costs and expenses                                                          1,190
                                                                                        ------
             Income from operations                                                         15
             Net interest and other financial costs                                         23
                                                                                        ------
             Loss before income taxes                                                       (8)
             Credit for estimated income taxes                                              (7)
                                                                                        ------
             Net loss                                                                   $   (1)
             -----------------------------------------------------------------------------------

             /(a)/  Represents ten months of operations.

--------------------------------------------------------------------------------
6.   Revenues

             The items below are included in revenues and costs and expenses, with no effect on income.

             (In millions)                                                         1999     1998     1997
             ----------------------------------------------------------------------------------------------
             Consumer excise taxes on petroleum products
              and merchandise                                                     $3,973   $3,824   $2,828
             Matching crude oil and refined product
              buy/sell transactions settled in cash                                3,539    3,948    2,436
             ----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
7.   Other Items

             (In millions)                                                          1999     1998     1997
             ----------------------------------------------------------------------------------------------
             Net interest and other financial costs from continuing operations
               Interest and other financial income:
                 Interest income                                                  $   16   $   35   $   11
                 Other                                                               (13)       4       (6)
                                                                                  ------   ------   ------
                   Total                                                               3       39        5
                                                                                  ------   ------   ------
               Interest and other financial costs:
                 Interest incurred                                                   326      325      289
                 Less interest capitalized                                            26       46       31
                                                                                  ------   ------   ------
                   Net interest                                                      300      279      258
                 Interest on tax issues                                               20       21       20
                 Financial costs on trust preferred securities                        13       13       10
                 Financial costs on preferred stock of subsidiary                     22       22       21
                 Amortization of discounts                                             3        6        6
                 Expenses on sales of accounts receivable                             15       21       40
                 Adjustment to settlement value of indexed debt                      (13)     (44)     (10)
                 Other                                                                 5        -        7
                                                                                  ------   ------   ------
                   Total                                                             365      318      352
                                                                                  ------   ------   ------
               Net interest and other financial costs                             $  362   $  279   $  347
             ----------------------------------------------------------------------------------------------

             Foreign currency transactions

                 For 1999, 1998 and 1997, the aggregate foreign currency
             transaction gains (losses) included in determining income from continuing operations were $(12) million, $13 million and $4 million, respectively.

--------------------------------------------------------------------------------
8.   Extraordinary Losses

             In 1999, USX irrevocably deposited with a trustee the entire 5.5 million common shares it owned in RTI International Metals, Inc.
             (RTI). The deposit of the shares resulted in the satisfaction of USX's obligation under its 6 3/4% Exchangeable Notes (indexed debt) due February 1, 2000. Under the terms of the indenture, the trustee exchanged one RTI share for each note at maturity. All shares were required for satisfaction of the indexed debt; therefore, none reverted back to USX.

                 As a result of the above transaction, USX recorded in 1999 an extraordinary loss of $5 million, net of a $3 million income tax benefit, representing prepaid interest expense and the write-off of unamortized debt issue costs, and a pretax charge of $22 million, representing the difference between the carrying value of the investment in RTI and the carrying value of the indexed debt, which is included in net gains on disposal of assets.

                 In December 1996, USX had issued $117 million of notes indexed to the common share price of RTI. At maturity, USX would have been required to exchange the notes for shares of RTI common stock, or redeem the notes for the equivalent amount of cash. Since USX's investment in RTI was attributed to the U. S. Steel Group, the indexed debt was also attributed to the U. S. Steel Group. USX had a 26% investment in RTI and accounted for its investment using the equity method of accounting.

                 Republic Technologies International, LLC, an equity method affiliate of USX, recorded in 1999 an extraordinary loss related to the early extinguishment of debt. As a result, USX recorded an extraordinary loss of $2 million, net of a $1 million income tax benefit, representing its share of the extraordinary loss.

--------------------------------------------------------------------------------
9.   Group and Segment Information

After the redemption of the Delhi Stock on January 26, 1998, USX has two classes of common stock: Marathon Stock and Steel Stock, which are intended to reflect the performance of the Marathon Group and the U. S. Steel Group, respectively.

A description of each group and its products and services is as follows:

  Marathon Group - The Marathon Group includes Marathon Oil Company and certain other subsidiaries of USX. Marathon Group revenues as a percentage of total consolidated USX revenues were 82% in 1999, 78% in 1998 and 69% in 1997.

  U. S. Steel Group - The U. S. Steel Group consists of U. S. Steel, the largest domestic integrated steel producer. U. S. Steel Group revenues as a percentage of total consolidated USX revenues were 18% in 1999, 22% in 1998 and 31% in 1997.

Group Operations:
                                                                    Income
                                                                     From           Net           Capital
       (In millions)                    Year       Revenues       Operations       Income       Expenditures      Assets
--------------------------------------------------------------------------------------------------------------------------
Marathon Group                          1999        $24,327           $1,713      $   654            $1,378      $15,705
                                        1998         21,977              938          310             1,270       14,544
                                        1997         15,846              932          456             1,038       10,565
-------------------------------------------------------------------------------------------------------------------------
U. S. Steel Group                       1999          5,314              150           44               287        7,525
                                        1998          6,283              579          364               310        6,749
                                        1997          6,941              773          452               261        6,694
-------------------------------------------------------------------------------------------------------------------------
Adjustments for                         1999            (58)               -            -                 -         (268)
  Discontinued                          1998            (23)               -            -                 -         (160)
  Operations and                        1997           (107)               -           80                74           25
  Eliminations
-------------------------------------------------------------------------------------------------------------------------
Total USX                               1999        $29,583           $1,863      $   698            $1,665      $22,962
  Corporation                           1998         28,237            1,517          674             1,580       21,133
                                        1997         22,680            1,705          988             1,373       17,284
-------------------------------------------------------------------------------------------------------------------------

Sales by Product:
(In millions)                                                                        1999              1998         1997
-------------------------------------------------------------------------------------------------------------------------
Marathon Group
  Refined products                                                                $10,873            $8,750      $ 7,012
  Merchandise                                                                       2,088             1,873        1,045
  Liquid hydrocarbons                                                               2,159             1,818          941
  Natural gas                                                                       1,381             1,144        1,331
  Transportation and other products                                                   199               271          167

-------------------------------------------------------------------------------------------------------------------------
U. S. Steel Group
  Sheet and semi-finished steel products                                          $ 3,345            $3,501      $ 3,820
  Tubular, plate and tin mill products                                              1,118             1,513        1,754
  Raw materials (coal, coke and iron ore)                                             505               679          724
  Other/(a)/                                                                          414               490          517
-------------------------------------------------------------------------------------------------------------------------

/(a)/ Includes revenue from the sale of steel production by-products, engineering and consulting services, real estate development and resource management.

Operating Segments:

USX's reportable operating segments are business units within the Marathon and
U. S. Steel Groups, each providing their own unique products and services. Each operating segment is independently managed and requires different technology and marketing strategies. Segment income represents income from operations allocable to operating segments. The following items included in income from operations are not allocated to operating segments:

     .    Gain on ownership change in MAP

     . Pension credits associated with pension plan assets and liabilities allocated to pre-1987 retirees and former businesses

     .    Certain costs related to former U. S. Steel Group business activities

     . Certain general and administrative costs related to all Marathon Group operating segments in excess of amounts billed to MAP under service contracts and amounts charged out to operating segments under Marathon's shared services procedures

     . USX corporate general and administrative costs. These costs primarily consist of employment costs including pension effects, professional services, facilities and other related costs associated with corporate activities.

     .    Inventory market valuation adjustments

     . Certain other items not allocated to operating segments for business performance reporting purposes (see (a) in reconcilement table on page U-15)

The Marathon Group's operations consists of three reportable operating segments:
1) Exploration and Production - explores for and produces crude oil and natural gas on a worldwide basis; 2) Refining, Marketing and Transportation - refines, markets and transports crude oil and petroleum products, primarily in the Midwest and southeastern United States through MAP; and 3) Other Energy Related Businesses. Other Energy Related Businesses is an aggregation of two segments which fall below the quantitative reporting thresholds: 1) Natural Gas and Crude Oil Marketing and Transportation - markets and transports its own and third-party natural gas and crude oil in the United States; and 2) Power Generation - develops, constructs and operates independent electric power projects worldwide. The U. S. Steel Group consists of a single operating segment, U. S. Steel. U. S. Steel is engaged in the production and sale of steel mill products, coke and taconite pellets; the management of mineral resources; domestic coal mining; engineering and consulting services; and real estate development and management.

                                                                          Refining,      Other
                                                          Exploration     Marketing      Energy     Total
                                                              and            and        Related    Marathon
(In millions)                                             Production   Transportation  Businesses  Segments  U. S. Steel    Total
-----------------------------------------------------------------------------------------------------------------------------------
1999
Revenues:
 Customer                                                      $3,230        $20,210       $731   $24,171       $5,363   $29,534
 Intersegment/(a)/                                                202             47         40       289            -       289
 Intergroup/(a)/                                                   19              -         22        41           17        58
 Equity in earnings (losses) of
  unconsolidated affiliates                                        (2)            17         26        41          (43)       (2)
 Other                                                             30             48         15        93           46       139
                                                               ------        -------       ----   -------       ------   -------
   Total revenues                                              $3,479        $20,322       $834   $24,635       $5,383   $30,018
                                                               ======        =======       ====   =======       ======   =======
Segment income (loss)                                          $  618        $   611       $ 61   $ 1,290       $ (128)  $ 1,162
Significant noncash items included in
  segment income:
 Depreciation, depletion and amortization/(b)/                    638            280          5       923          304     1,227
 Pension expenses/(c)/                                              3             32          2        37          219       256
Capital expenditures/(d)/                                         744            612          4     1,360          286     1,646
Affiliates - investments                                           56              -          3        59           15        74
--------------------------------------------------------------------------------------------------------------------------------
1998
Revenues:
 Customer                                                      $2,085        $19,192       $306   $21,583       $6,180   $27,763
 Intersegment/(a)/                                                144             10         17       171            -       171
 Intergroup/(a)/                                                   13              -          7        20            2        22
 Equity in earnings of
  unconsolidated affiliates                                         2             12         14        28           46        74
 Other                                                             26             40         11        77           55       132
                                                               ------        -------       ----  --------      -------  --------
   Total revenues                                              $2,270        $19,254       $355   $21,879       $6,283   $28,162
                                                               ======        =======       ====  ========      =======  ========
Segment income                                                 $  278        $   896       $ 33   $ 1,207       $  330   $ 1,537
Significant noncash items included in
  segment income:
 Depreciation, depletion and amortization/(b)/                    581            272          6       859          283     1,142
 Pension expenses/(c)/                                              3             16          2        21          187       208
Capital expenditures/(d)/                                         839            410          8     1,257          305     1,562
Affiliates - investments/(e)/                                       -             22         17        39           71       110
--------------------------------------------------------------------------------------------------------------------------------
1997
Revenues:
 Customer                                                      $1,575        $13,698       $381   $15,654       $6,812   $22,466
 Intersegment/(a)/                                                619              -          -       619            -       619
 Intergroup/(a)/                                                   99              -          6       105            2       107
 Equity in earnings of
  unconsolidated affiliates                                        14              4          7        25           69        94
 Other                                                              7             20         30        57           58       115
                                                               ------        -------       ----   -------       ------   -------
   Total revenues                                              $2,314        $13,722       $424   $16,460       $6,941   $23,401
                                                               ======        =======       ====   =======       ======   =======
Segment income                                                 $  773        $   563       $ 48   $ 1,384       $  618   $ 2,002
Significant noncash items included in
  segment income:
 Depreciation, depletion and amortization/(b)/                    469            173          7       649          303       952
 Pension expenses/(c)/                                              3              8          1        12          169       181
Capital expenditures/(d)/                                         810            205          6     1,021          256     1,277
Affiliates - investments/(e)/                                     114              -         73       187           26       213
--------------------------------------------------------------------------------------------------------------------------------

/(a)/ Intersegment and intergroup sales and transfers were conducted under terms comparable to those with unrelated parties.
/(b)/ Differences between segment totals and consolidated totals represent amounts included in administrative expenses and, in 1999 and 1998, certain international and domestic exploration and production property impairments.
/(c)/ Differences between segment totals and consolidated totals represent unallocated pension credits and amounts included in administrative expenses.
/(d)/ Differences between segment totals and consolidated totals represent amounts related to corporate administrative activities and, in 1997, discontinued operations.
/(e)/ Differences between segment totals and consolidated totals represent amounts related to corporate administrative activities.

     The following reconciles segment revenues and income to amounts reported in the Groups' financial statements:

                                                                    Marathon Group                      U. S. Steel Group
                                                        --------------------------------------  -----------------------------------
(In millions)                                               1999         1998         1997         1999         1998         1997
-----------------------------------------------------------------------------------------------------------------------------------
Revenues:
Revenues of reportable segments                           $24,635          $21,879   $16,460        $5,383      $6,283      $6,941
Items not allocated to segments:
 Gain on ownership change in MAP                               17              245         -             -           -           -
 Losses related to investments in
  equity affiliates                                             -                -         -           (69)          -           -
 Other                                                        (36)              24         -             -           -           -
Elimination of intersegment revenues                         (289)            (171)     (619)            -           -           -
Administrative revenues                                         -                -         5             -           -           -
                                                          -------          -------   -------        ------      ------      ------
  Total Group revenues                                    $24,327          $21,977   $15,846        $5,314      $6,283      $6,941
                                                          =======          =======   =======        ======      ======      ======
Income:
Income (loss) for reportable segments                     $ 1,290          $ 1,207   $ 1,384        $ (128)     $  330      $  618
Items not allocated to segments:
 Gain on ownership change in MAP                               17              245         -             -           -           -
 Administrative expenses                                     (108)            (106)     (168)          (17)        (24)        (33)
 Pension credits                                                -                -         -           447         373         313
 Costs related to former business activities                    -                -         -           (83)       (100)       (125)
 Inventory market valuation adjustments                       551             (267)     (284)            -           -           -
 Other/(a)/                                                   (37)            (141)        -           (69)          -           -
                                                          -------          -------   -------        ------      ------      ------
  Total Group income from operations                      $ 1,713          $   938   $   932        $  150      $  579     $   773
----------------------------------------------------------------------------------------------------------------------------------

/(a)/ Represents in 1999, for the Marathon Group, primarily certain domestic exploration and production impairments, costs of a voluntary early retirement program and net losses on certain asset sales and, for the U.
       S. Steel Group, certain losses related to investments in equity method affiliates. Represents in 1998 certain international exploration and production property impairments, certain suspended exploration well write-offs, a gas contract settlement and MAP transition charges.

Geographic Area:
       The information below summarizes the operations in different geographic areas. Transfers between geographic areas are at prices which approximate market.

                                                                                                Revenues
                                                                           -------------------------------------------
                                                                              Within             Between
(In millions)                                                      Year  Geographic Areas   Geographic Areas    Total    Assets/(a)/
------------------------------------------------------------------------------------------------------------------------------------
Marathon Group:
   United States                                                   1999           $23,337              $   -    $23,337      $ 7,555
                                                                   1998            21,191                  -     21,191        7,659
                                                                   1997            15,123                  -     15,123        5,578

   Canada                                                          1999               425                521        946        1,112
                                                                   1998               209                368        577        1,094

   United Kingdom                                                  1999               459                  -        459        1,581
                                                                   1998               462                  -        462        1,739
                                                                   1997               593                  -        593        1,856

   Other Foreign Countries                                         1999               106                 88        194          735
                                                                   1998               115                 52        167          468
                                                                   1997               130                 39        169          530

   Eliminations                                                    1999                 -               (609)      (609)           -
                                                                   1998                 -               (420)      (420)           -
                                                                   1997                 -                (39)       (39)           -

   Total Marathon Group                                            1999           $24,327              $   -    $24,327      $10,983
                                                                   1998            21,977                  -     21,977       10,960
                                                                   1997            15,846                  -     15,846        7,964
------------------------------------------------------------------------------------------------------------------------------------
U. S. Steel Group:
   United States                                                   1999           $ 5,296              $   -    $ 5,296      $ 2,889
                                                                   1998             6,266                  -      6,266        3,043
                                                                   1997             6,926                  -      6,926        3,023

   Foreign Countries                                               1999                18                  -         18           63
                                                                   1998                17                  -         17           69
                                                                   1997                15                  -         15            1

   Total U. S. Steel Group                                         1999           $ 5,314              $   -    $ 5,314      $ 2,952
                                                                   1998             6,283                  -      6,283        3,112
                                                                   1997             6,941                  -      6,941        3,024
------------------------------------------------------------------------------------------------------------------------------------
Adjustments for Discontinued                                       1999           $   (58)             $   -    $   (58)     $     -
  Operations and Eliminations                                      1998               (23)                 -        (23)           -
                                                                   1997              (107)                 -       (107)           -
------------------------------------------------------------------------------------------------------------------------------------
Total USX Corporation                                              1999           $29,583              $   -    $29,583      $13,935
                                                                   1998            28,237                  -     28,237       14,072
                                                                   1997            22,680                  -     22,680       10,988
------------------------------------------------------------------------------------------------------------------------------------

/(a)/  Includes property, plant and equipment and investments in affiliates.

--------------------------------------------------------------------------------
10. Pensions and Other Postretirement Benefits

             USX has noncontributory defined benefit pension plans covering substantially all employees. Benefits under these plans are primarily based upon years of service and final average pensionable earnings, or a minimum benefit based upon years of service, whichever is greater. In addition, pension benefits based upon a percent of total career pensionable earnings cover certain participating salaried employees.

               USX also has defined benefit retiree health and life insurance plans (other benefits) covering most employees upon their retirement. Health benefits are provided through comprehensive hospital, surgical and major medical benefit provisions or through health maintenance organizations, both subject to various cost sharing features. Life insurance benefits are provided to certain nonunion and union represented retiree beneficiaries primarily based on employees' annual base salary at retirement. For most union retirees, benefits are provided for the most part based on fixed amounts negotiated in labor contracts with the appropriate unions. Except for certain life insurance benefits paid from reserves held by insurance carriers and benefits required to be funded by union contracts, most other benefits have not been prefunded.

                                                                       Pension Benefits            Other Benefits
                                                                   ------------------------      -----------------
             (In millions)                                            1999           1998          1999      1998
             -----------------------------------------------------------------------------------------------------
             Change in benefit obligations
             Benefit obligations at January 1                      $  8,629        $ 8,085       $ 2,710   $ 2,451
             Service cost                                               152            119            32        27
             Interest cost                                              540            544           169       172
             Plan amendments                                            399 /(a)/       14           (30)      (20)
             Actuarial (gains) losses                                (1,019)           637          (333)      135
             Plan mergers and acquisitions                               56            145            11        98
             Settlements, curtailments and termination benefits        (329)            10             -         7
             Benefits paid                                             (844)          (925)         (185)     (160)
                                                                   --------        -------       -------   -------
             Benefit obligations at December 31                    $  7,584        $ 8,629       $ 2,374   $ 2,710
             -----------------------------------------------------------------------------------------------------
             Change in plan assets
             Fair value of plan assets at January 1                $ 11,574        $10,925       $   265   $   258
             Actual return on plan assets                               865          1,507            20        31
             Plan merger and acquisitions                                38             55             1         -
             Employer contributions                                       2              8            34         -
             Trustee distributions/(b)/                                 (30)           (14)            -         -
             Settlements paid                                          (306)             -             -         -
             Benefits paid from plan assets                            (838)          (907)          (39)      (24)
                                                                   --------        -------       -------   -------
             Fair value of plan assets at December 31              $ 11,305        $11,574       $   281   $   265
             -----------------------------------------------------------------------------------------------------
             Funded status of plans at December 31                 $  3,721 /(c)/  $ 2,945/(c)/  $(2,093)  $(2,445)
             Unrecognized net gain from transition                      (95)          (175)            -         -
             Unrecognized prior service costs (credits)                 880            566           (53)      (28)
             Unrecognized net actuarial gains                        (1,945)          (993)         (458)     (110)
             Additional minimum liability/(d)/                          (24)           (75)            -         -
                                                                   --------        -------       -------   -------
             Prepaid (accrued) benefit cost                        $  2,537        $ 2,268       $(2,604)  $(2,583)
             -----------------------------------------------------------------------------------------------------
             /(a)/  Results primarily from a new five-year labor contract with the United Steelworkers of America ratified in August 1999.
             /(b)/  Represents transfers of excess pension assets to fund retiree health care benefits accounts under Section 420 of the Internal Revenue Code.
             /(c)/  Includes several plans that have accumulated
                     benefit obligations in excess of plan assets:
                      Aggregate accumulated benefit obligations    $    (53)       $   (98)
                      Aggregate projected benefit obligations           (76)          (120)
                      Aggregate plan assets                               -              -
             /(d)/  Additional minimum liability recorded
                     was offset by the following:
                     Intangible asset                              $      9        $    18
                                                                   --------        -------
                     Accumulated other comprehensive income
                     (losses):
                      Beginning of year                            $    (37)       $   (32)
                      Change during year (net of tax)                    27             (5)
                                                                   --------        -------
                      Balance at end of year                       $    (10)       $   (37)
             --------------------------------------------------------------------------------------------------

                                                                  Pension Benefits                      Other Benefits
                                                           --------------------------------   --------------------------------------
          (In millions)                                     1999         1998         1997     1999        1998          1997
          --------------------------------------------------------------------------------------------------------------------------
          Components of net periodic
            benefit cost (credit)
          Service cost                                     $  152       $  119       $   96   $   32      $   27        $   21
          Interest cost                                       540          544          562      169         172           175
          Expected return on plan assets                     (895)        (876)        (828)     (21)        (21)          (11)
          Amortization -   net transition gain                (72)         (74)         (74)      --          --            --
                       -   prior service costs (credits)       87           75           73       (4)          1             1
                       -   actuarial (gains) losses             7            6            4       (5)        (13)          (13)
          Multiemployer and other USX plans                     5            6            6        7 /(a)/    13  /(a)/     15 /(a)/
          Settlement and termination (gains) losses           (42) /(b)/    10 /(b)/      4       --          --            --
                                                           ------       ------       ------   ------      ------        ------
             Net periodic benefit cost (credit)            $ (218)      $ (190)      $ (157)  $  178      $  179        $  188
          --------------------------------------------------------------------------------------------------------------------------

          /(a)/ Represents payments to a multiemployer health care benefit plan created by the Coal Industry Retiree Health Benefit Act of 1992 based on assigned beneficiaries receiving benefits. The present value of this unrecognized obligation is broadly estimated to be $90 million, including the effects of future medical inflation, and this amount could increase if additional beneficiaries are assigned.
          /(b)/ Relates primarily to the 1999 Marathon Group and 1998 U. S. Steel Group voluntary early retirement programs.

                                                                      Pension Benefits                Other Benefits
                                                                 ------------------------           -------------------
                                                                 1999                1998           1999           1998
          -------------------------------------------------------------------------------------------------------------
          Weighted average actuarial assumptions
             at December 31:
          Discount rate                                          8.0%                6.5%           8.0%           6.5%
          Expected annual return on plan assets                  8.6%                9.1%           8.5%           9.0%
          Increase in compensation rate                          4.1%                4.1%           4.1%           4.1%
          -------------------------------------------------------------------------------------------------------------

               For measurement purposes, a 7.6% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2000. The rate was assumed to decrease gradually to 5% until 2005 for the U.
          S. Steel Group and until 2006 for the Marathon Group and remain at that level thereafter.

               A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                                                   1-Percentage-      1-Percentage-
          (In millions)                                                           Point Increase      Point Decrease
          ----------------------------------------------------------------------------------------------------------

          Effect on total of service and interest cost components                    $ 22                $ (18)
          Effect on other postretirement benefit obligations                          207                 (175)
          -----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
11. Leases

          Future minimum commitments for capital leases (including sale-leasebacks accounted for as financings) and for operating leases having remaining noncancelable lease terms in excess of one year are as follows:

                                                                           Capital   Operating
          (In millions)                                                    Leases     Leases
          ------------------------------------------------------------------------------------
          2000                                                             $  13       $ 302
          2001                                                                13         199
          2002                                                                13         115
          2003                                                                13          76
          2004                                                                13          65
          Later years                                                        119         200
          Sublease rentals                                                     -        (104)
                                                                           -----       -----
               Total minimum lease payments                                  184       $ 853
                                                                           -----       =====
          Less imputed interest costs                                        (77)
                                                                           -----
               Present value of net minimum lease payments
               included in long-term debt                                  $ 107
          ------------------------------------------------------------------------------------

          Operating lease rental expense from continuing operations:

          (In millions)                                                            1999      1998        1997
          ---------------------------------------------------------------------------------------------------
          Minimum rental                                                          $ 266     $ 288       $ 232
          Contingent rental                                                          29        29          25
          Sublease rentals                                                          (12)      (14)        (14)
                                                                                  -----     -----       -----
               Net rental expense                                                 $ 283     $ 303       $ 243
          ---------------------------------------------------------------------------------------------------

               USX leases a wide variety of facilities and equipment under operating leases, including land and building space, office equipment, production facilities and transportation equipment. Most long-term leases include renewal options and, in certain leases, purchase options. In the event of a change in control of USX, as defined in the agreements, or certain other circumstances, operating lease obligations totaling $105 million may be declared immediately due and payable.

--------------------------------------------------------------------------------
12. Income Taxes

                Provisions (credits) for estimated income taxes on income from continuing operations were:

                                               1999                             1998                              1997
                                  -----------------------------     ----------------------------     -----------------------------
                (In millions)     Current    Deferred     Total     Current   Deferred     Total     Current    Deferred    Total
                ------------------------------------------------------------------------------------------------------------------
                Federal             $107      $ 257       $364       $102      $ 168      $ 270      $ 208        $ 163     $  371
                State and local        4          1          5         33         18         51          7           32         39
                Foreign               26        (46)       (20)        (4)        (2)        (6)        12           28         40
                                    ----      -----       ----       ----      -----      -----      -----        -----     ------
                    Total           $137      $ 212       $349       $131      $ 184      $ 315       $227        $ 223     $  450
                ------------------------------------------------------------------------------------------------------------------

                    A reconciliation of federal statutory tax rate (35%) to total provisions from continuing operations follows:

                (In millions)                                                              1999       1998         1997
                --------------------------------------------------------------------------------------------------------
                Statutory rate applied to income from continuing operations
                 before income taxes                                                       $ 369      $ 346       $  475
                Effects of foreign operations, including foreign tax credits                 (20)       (37)         (11)
                State and local income taxes after federal income tax effects                  3         33           25
                Credits other than foreign tax credits                                       (10)       (12)         (24)
                Excess percentage depletion                                                   (7)       (11)         (10)
                Effects of partially owned companies                                          (5)        (4)          (9)
                Dispositions of subsidiary investments                                         7          -            -
                Adjustment of prior years' federal income taxes                                4         (5)           2
                Adjustment of valuation allowances                                             -          -           (5)
                Other                                                                          8          5            7
                                                                                           -----      -----       ------
                    Total provisions on income from continuing operations                  $ 349      $ 315       $  450
                --------------------------------------------------------------------------------------------------------

                    Deferred tax assets and liabilities resulted from the
                following:

                (In millions)                                                         December 31       1999         1998
                -----------------------------------------------------------------------------------------------------------
                Deferred tax assets:
                 Minimum tax credit carryforwards                                                      $   131      $   200
                 State tax loss carryforwards (expiring in 2000 through 2019)                              122          118
                 Foreign tax loss carryforwards (portion of which expire in 2000 through 2014)             382          414
                 Employee benefits                                                                       1,204        1,170
                 Expected federal benefit for:
                  Crediting certain foreign deferred income taxes                                          530          528
                  Deducting state and other foreign deferred income taxes                                   36           48
                 Receivables, payables and debt                                                             82           65
                 Contingency and other accruals                                                            202          188
                 Investments in foreign subsidiaries                                                        52           52
                 Other                                                                                      45           50
                 Valuation allowances:
                  Federal                                                                                  (30)         (30)
                  State                                                                                    (52)         (52)
                  Foreign                                                                                 (282)        (260)
                                                                                                       -------      -------
                     Total deferred tax assets/(a)/                                                      2,422        2,491
                                                                                                       -------      -------
                Deferred tax liabilities:
                 Property, plant and equipment                                                           2,339        2,430
                 Prepaid pensions                                                                        1,048          917
                 Inventory                                                                                 340          186
                 Investments in subsidiaries and affiliates                                                 76           94
                 Other                                                                                     155          190
                                                                                                       -------      -------
                     Total deferred tax liabilities                                                      3,958        3,817
                                                                                                       -------      -------
                        Net deferred tax liabilities                                                   $ 1,536      $ 1,326
                -----------------------------------------------------------------------------------------------------------

/(a)/ USX expects to generate sufficient future taxable income to realize the benefit of its deferred tax assets. In addition, the ability to realize the benefit of foreign tax credits is based upon certain assumptions concerning future operating conditions (particularly as related to prevailing oil prices), income generated from foreign sources and USX's tax profile in the years that such credits may be claimed.

      The consolidated tax returns of USX for the years 1990 through 1997 are under various stages of audit and administrative review by the IRS. USX believes it has made adequate provision for income taxes and interest which may become payable for years not yet settled.

      Pretax income (loss) from continuing operations included $63 million, $(75) million and $250 million attributable to foreign sources in 1999, 1998 and 1997, respectively.

      Undistributed earnings of certain consolidated foreign subsidiaries at December 31, 1999, amounted to $150 million. No provision for deferred U.S. income taxes has been made for these subsidiaries because USX intends to permanently reinvest such earnings in those foreign operations. If such earnings were not permanently reinvested, a deferred tax liability of $53 million would have been required.

--------------------------------------------------------------------------------
13.  Property, Plant and Equipment

               (In millions)                                          December 31    1999       1998
               ---------------------------------------------------------------------------------------
               Marathon Group                                                      $20,860     $20,728
               U. S. Steel Group                                                     8,748       8,439
                                                                                   -------     -------
                  Total                                                             29,608      29,167
               Less accumulated depreciation, depletion and amortization            16,799      16,238
                                                                                   -------     -------
                  Net                                                              $12,809     $12,929
               ---------------------------------------------------------------------------------------

                    Property, plant and equipment includes gross assets acquired under capital leases (including sale-leasebacks accounted for as financings) of $125 million at December 31, 1999, and $108 million at December 31, 1998; related amounts in accumulated depreciation, depletion and amortization were $81 million and $77 million, respectively.

--------------------------------------------------------------------------------
14.  Investments and Long-Term Receivables

               (In millions)                                                  December 31       1999        1998
               --------------------------------------------------------------------------------------------------
                Equity method investments                                                      $1,055      $1,062
                Other investments                                                                  71          81
                Receivables due after one year                                                     67          56
                Deposits of restricted cash                                                        22          21
                Other                                                                              32          29
                                                                                               ------      ------
                  Total                                                                        $1,247      $1,249
               --------------------------------------------------------------------------------------------------

                    Summarized financial information of affiliates accounted for by the equity method of accounting follows:

               (In millions)                                                                1999     1998    1997
               ---------------------------------------------------------------------------------------------------
               Income data - year:
                Revenues                                                                   $3,449   $3,510  $3,705
                Operating income                                                               95      324     342
                Net income (loss)                                                             (74)     176     191
               ---------------------------------------------------------------------------------------------------
               Balance sheet data - December 31:
                Current assets                                                             $1,382   $1,290
                Noncurrent assets                                                           5,008    4,382
                Current liabilities                                                         1,481      874
                Noncurrent liabilities                                                      2,317    2,137
               ---------------------------------------------------------------------------------------------------

                    In 1999, USX and Kobe Steel, Ltd. (Kobe Steel) completed a transaction that combined the steelmaking and bar producing assets of USS/Kobe Steel Company (USS/Kobe) with companies controlled by Blackstone Capital Partners II. The combined entity was named Republic Technologies International, LLC (Republic). In addition, USX made a $15 million equity investment in Republic. USX owned 50% of USS/Kobe and now owns 16% of Republic. USX accounts for its investment in Republic under the equity method of accounting. Dividend and affiliate income (loss) in 1999 includes $47 million in charges related to the impairment of the carrying value of USX's investment in USS/Kobe and costs related to the formation of Republic. The seamless pipe business of USS/Kobe was excluded from this transaction. That business, now known as Lorain Tubular Company, LLC, became a wholly owned subsidiary of USX at the close of business on December 31, 1999.

                    Dividends and partnership distributions received from equity affiliates were $46 million in 1999, $42 million in 1998 and $34 million in 1997.

                    USX purchases from equity affiliates totaled $411 million,
               $395 million and $461 million in 1999, 1998 and 1997, respectively. USX sales to equity affiliates totaled $853 million, $747 million and $838 million in 1999, 1998 and 1997, respectively.

--------------------------------------------------------------------------------
15.  Short-Term Credit Agreement

               USX has a short-term credit agreement totaling $125 million at December 31, 1999. Interest is based on the bank's prime rate or London Interbank Offered Rate (LIBOR), and carries a facility fee of .15%. Certain other banks provide short-term lines of credit totaling $150 million which require a .125% fee or maintenance of compensating balances of 3%. At December 31, 1999, there were no borrowings against these facilities.

________________________________________________________________________________
16.  Long-Term Debt

                                                                       Interest                        December 31
          (In millions)                                                Rates - %        Maturity     1999      1998
          ------------------------------------------------------------------------------------------------------------
          USX Corporation:
            Revolving credit facility/(a)/                                                2001       $  300   $  700
            Commercial paper/(a)/                                    6.71                               165        -
            Notes payable                                            6 13/20 - 9 4/5   2000 - 2023    2,525    2,267
            Obligations relating to Industrial Development and
              Environmental Improvement Bonds and Notes/(b)/         3 9/20 - 6 7/8    2009 - 2033      494      494
            Receivables facility/(a)(c)/                                                  2004          350        -
            Indexed debt (Note 8)                                    6 3/4                               -        69
            All other obligations, including sale-leaseback
              financing and capital leases                                             2000 - 2012       92       94
          Consolidated subsidiaries:
            Revolving credit facilities/(d)/                                           2000 - 2003       -        -
            Guaranteed Notes                                         7                    2002          135      135
            Guaranteed Loan/(e)/                                     9 1/20            2000 - 2006      223      245
            Notes payable                                            8 1/2             2000 - 2001        1        2
            All other obligations, including capital leases                            2000 - 2011       26       11
                                                                                                     ------   ------
                 Total/(f)(g)/                                                                        4,311    4,017
          Less unamortized discount                                                                      28       26
          Less amount due within one year                                                                61       71
                                                                                                     ------   ------
                 Long-term debt due after one year                                                   $4,222   $3,920
          ------------------------------------------------------------------------------------------------------------

          /(a)/ An amended agreement which terminates in August 2001, provides for borrowing under a $2,350 million revolving credit facility. Interest is based on defined short-term market rates. During the term of this agreement, USX is obligated to pay a variable facility fee on total commitments, which was .15 % at December 31, 1999. If the receivables facility discussed in (c) is not renewed annually, the balance outstanding of such facility could be refinanced by the revolving credit facility, or another long-term debt source; and therefore, is classified as long-term debt. The commercial paper is supported by the $2,050 million in unused and available credit and, accordingly, is classified as long-term debt.
          /(b)/ At December 31, 1999, USX had outstanding obligations relating to Environmental Improvement Bonds in the amount of $141 million, which were supported by letter of credit arrangements that could become short-term obligations under certain circumstances.
          /(c)/  In December 1999, USX entered into an agreement under which the
                 U. S. Steel Group participates in a program to sell an undivided interest in certain accounts receivable. A previous program expired in October 1999 and was accounted for as a transfer of receivables. The new program is accounted for as a secured borrowing. Payments are collected from sold accounts receivable and invested in new accounts receivable for the purchaser and a yield, based on short-term market rates, is transferred to the purchaser. If the U. S. Steel Group does not have sufficient eligible receivables to reinvest for the purchaser, the size of the program is reduced accordingly. The purchaser has a security interest in a pool of receivables to secure USX's obligations under the program. The amounts sold under the previous receivables' programs averaged $291 million, $347 million and $705 million for the years 1999, 1998 and 1997, respectively. (The Marathon and Delhi Groups had a separate accounts receivable program that was terminated in late 1997.)
          /(d)/ MAP has a revolving credit facility for $100 million that terminates in July 2000 and a $400 million revolving credit facility that terminates in July 2003. Interest is based on defined short-term market rates for both facilities. During the terms of the agreements, MAP is obligated to pay a variable facility fee on total commitments. At December 31, 1999, the facility fee was .11% for the $100 million facility and .125% for the $400 million facility. At December 31, 1999, the unused and available credit was $429 million, which reflects reductions for outstanding letters of credit. In the event that MAP defaults on indebtedness (as defined in the agreement) in excess of $100 million, USX has guaranteed the payment of any outstanding obligations.
          /(e)/ The guaranteed loan was used to fund a portion of the costs in connection with the development of the East Brae Field and the SAGE pipeline in the North Sea. A portion of proceeds from a long-term gas sales contract is dedicated to loan service under certain circumstances. Prepayment of the loan may be required under certain situations, including events impairing the security interest.
          /(f)/ Required payments of long-term debt for the years 2001-2004 are $747 million, $210 million, $187 million and $690 million, respectively.
          /(g)/ In the event of a change in control of USX, as defined in the related agreements, debt obligations totaling $3,332 million may be declared immediately due and payable. The principal obligations subject to such a provision are Notes payable - $2,525 million; and Guaranteed Loan - $223 million. In such event, USX may also be required to either repurchase the leased Fairfield slab caster for $104 million or provide a letter of credit to secure the remaining obligation.

--------------------------------------------------------------------------------
17. Inventories

             (In millions)                  December 31    1999          1998
             -------------------------------------------------------------------

             Raw materials                                $  830        $  916
             Semi-finished products                          392           282
             Finished products                             1,239         1,205
             Supplies and sundry items                       166           156
                                                          ------        ------
                  Total (at cost)                          2,627         2,559
             Less inventory market valuation reserve           -           551
                                                          ------        ------
                  Net inventory carrying value            $2,627        $2,008
             -------------------------------------------------------------------

                    At December 31, 1999 and 1998, the LIFO method accounted for
             91% and 90%, respectively, of total inventory value. Current acquisition costs were estimated to exceed the above inventory values at December 31 by approximately $570 million and $310 million in 1999 and 1998, respectively.

                    The inventory market valuation reserve reflects the extent that the recorded LIFO cost basis of crude oil and refined products inventories exceeds net realizable value. The reserve is decreased to reflect increases in market prices and inventory turnover and increased to reflect decreases in market prices. Changes in the inventory market valuation reserve result in noncash charges or credits to costs and expenses.

--------------------------------------------------------------------------------
18. Supplemental Cash Flow Information

             (In millions)                                                                1999       1998       1997
             -----------------------------------------------------------------------------------------------------------

             Cash used in operating activities included:
              Interest and other financial costs paid
               (net of amount capitalized)                                               $  (366)  $   (336)  $   (382)
              Income taxes paid                                                              (98)      (183)      (400)
             -----------------------------------------------------------------------------------------------------------
             Commercial paper and revolving credit arrangements - net:
              Commercial paper  - issued                                                 $ 6,282   $      -   $      -
                                - repayments                                              (6,117)         -          -
              Credit agreements - borrowings                                               5,529     17,486     10,454
                                - repayments                                              (5,980)   (16,817)   (10,449)
              Other credit arrangements - net                                                (95)        55         36
                                                                                         -------   --------   --------
                 Total                                                                   $  (381)  $    724   $     41
             -----------------------------------------------------------------------------------------------------------
             Noncash investing and financing activities:
              Common stock issued for dividend reinvestment and
               employee stock plans                                                      $     6   $      5   $     10
              Marathon Stock issued for Exchangeable Shares                                    7         11          -
              Trust preferred securities exchanged for preferred stock                         -          -        182
              Affiliate preferred stock received in conversion of affiliate loan             142          -          -
              Disposal of assets:
               Deposit of RTI common shares in satisfaction of indexed debt                   56          -          -
               Interest in USS/Kobe contributed to Republic                                   40          -          -
               Other disposals of assets:
                Notes or common stock received                                                20          2          -
                Liabilities assumed by buyers                                                  -          -        240
              Business combinations:
               Acquisition of Tarragon:
                Exchangeable Shares issued                                                     -         29          -
                Liabilities assumed                                                            -        433          -
               Acquisition of Ashland RM&T net assets:
                38% interest in MAP                                                            -      1,900          -
                Liabilities assumed                                                            -      1,038          -
               Other acquisitions:
                Liabilities assumed                                                           42          -          -
                Affiliate liabilities consolidated in step acquisition                        26          -          -
             -----------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
19. Stock-Based Compensation Plans

             The 1990 Stock Plan, as amended and restated, authorizes the Compensation Committee of the Board of Directors to grant restricted stock, stock options and stock appreciation rights to key management employees. Such employees are generally granted awards of the class of common stock intended to reflect the performance of the group(s) to which their work relates. Up to .5 percent of the outstanding Marathon Stock and .8 percent of the outstanding Steel Stock, as determined on December 31 of the preceding year, are available for grants during each calendar year the 1990 Plan is in effect. In addition, awarded shares that do not result in shares being issued are available for subsequent grant, and any ungranted shares from prior years' annual allocations are available for subsequent grant during the years the 1990 Plan is in effect. As of December 31, 1999, 8,744,297 Marathon Stock shares and 2,540,519 Steel Stock shares were available for grants in 2000. The Stock-Based Compensation Plans' activity below includes the Delhi Stock prior to its January 1998 redemption (Note 5).

                  Restricted stock represents stock granted for such
             consideration, if any, as determined by the Compensation Committee, subject to provisions for forfeiture and restricting transfer. Those restrictions may be removed as conditions such as performance, continuous service and other criteria are met. Restricted stock is issued at the market price per share at the date of grant and vests over service periods that range from one to five years.

                  Deferred compensation is charged to stockholders' equity when the restricted stock is granted and subsequently adjusted for changes in the market value of the underlying stock. The deferred compensation is expensed over the balance of the vesting period and adjusted if conditions of the restricted stock grant are not met.

                  The following table presents information on restricted stock grants:

                                                     Marathon Stock                     Steel Stock
                                             ---------------------------     --------------------------------
                                               1999        1998     1997       1999        1998      1997
             -----------------------------------------------------------------------------------------------
             Number of shares granted         28,798      25,378   20,430     18,272      17,742    11,942
             Weighted-average grant-date
              fair value per share           $ 29.38     $ 34.00  $ 29.38    $ 28.22     $ 37.28   $ 32.00
             -----------------------------------------------------------------------------------------------

                  Stock options represent the right to purchase shares of
             Marathon Stock, Steel Stock or Delhi Stock at the market value of the stock at date of grant. Certain options contain the right to receive cash and/or common stock equal to the excess of the fair market value of shares of common stock, as determined in accordance with the plan, over the option price of shares. Stock options vest after a one-year service period and expire 10 years from the date they are granted. The following is a Summary of Stock option activity:



                                               Marathon Stock            Steel Stock               Delhi Stock
                                          ------------------------  ----------------------  --------------------------
                                            Shares     Price/(a)/     Shares    Price/(a)/   Shares       Price/(a)/
             ---------------------------------------------------------------------------------------------------------
             Balance December 31, 1996     5,230,570        $23.78  1,345,595       $34.85   326,950          $15.60
             Granted                         756,260         29.38    457,590        32.00    94,250           13.31
             Exercised                    (2,215,665)        23.86   (158,265)       31.85    (6,300)          12.21
             Canceled                        (76,300)        26.91    (11,820)       34.36    (6,650)          15.73
                                          ----------                ---------                -------
             Balance December 31, 1997     3,694,865         24.81  1,633,100        34.35   408,250           15.13
             Granted                         987,535         34.00    611,515        37.28
             Exercised                      (594,260)        27.61   (230,805)       32.00
             Canceled                        (13,200)        27.22    (21,240)       35.89
             Redeemed                              -                        -               (408,250)          20.60 /(b)/
                                          ----------                ---------                -------
             Balance December 31, 1998     4,074,940         26.62  1,992,570        35.50         -
             Granted                       1,005,000         29.38    656,400        28.22
             Exercised                      (176,160)        27.27     (2,580)       24.92
             Canceled                       (121,055)        30.19    (20,005)       38.51
                                          ----------                ---------                -------
             Balance December 31, 1999     4,782,725         27.08  2,626,385        33.67         -
             ---------------------------------------------------------------------------------------------------------

             /(a)/  Weighted-average exercise price

             /(b)/  Redemption price

                  The weighted-average grant-date fair value per option for the
             Marathon Stock was $8.89 in 1999, $10.43 in 1998 and $9.01 in 1997.
             For the Steel Stock such amounts were $6.95 in 1999, $8.29 in 1998 and $6.72 in 1997.

                  The following table represents stock options at December 31,
             1999:

                                                                        Outstanding                             Exercisable
                                                       -------------------------------------------     ----------------------------
                                                                         Weighted-
                                                          Number        Average          Weighted-       Number        Weighted-
                                         Range of       of Shares      Remaining          Average       of Shares       Average
                                         Exercise         Under       Contractual        Exercise         Under        Exercise
                                          Prices          Option          Life             Price         Option          Price
            -----------------------------------------------------------------------------------------------------------------------
             Marathon Stock      $    17.00-23.44      1,679,060        4.6 years            $20.60      1,679,060         $20.60
                                      25.38-26.88        164,825        1.4                   25.45        164,825          25.45
                                      29.08-34.00      2,938,840        7.8                   30.88      1,959,335          31.63
                                                       ---------                                        ----------
                                     Total             4,782,725                                         3,803,220
                                                       ---------                                        ----------
             Steel Stock         $    22.46-28.22        685,340        9.0 years            $28.07         29,395         $24.82
                                      31.69-34.44      1,073,095        6.2                   32.57      1,073,095          32.57
                                      37.28-44.19        867,950        6.8                   39.45        867,950          39.45
                                                       ---------                                        ----------
                                     Total             2,626,385                                         1,970,440
             ----------------------------------------------------------------------------------------------------------------------

                  Actual stock-based compensation expense (credit) was $(3)
             million in 1999 and 1998 and $30 million in 1997. Incremental compensation expense, as determined under a fair value model, was not material ($.02 or less per share for all years presented). Therefore, pro forma net income and earnings per share data have been omitted.

                  Effective January 1, 1997, USX created a deferred compensation plan for non-employee directors of its Board of Directors. The plan permits participants to defer some or all of their annual retainers in the form of common stock units or cash and it requires new directors to defer at least half of their annual retainer in the form of common stock units. Common stock units are book entry units equal in value to a share of Marathon Stock or Steel Stock. Deferred stock benefits are distributed in shares of common stock within five business days after a participant leaves the Board of Directors. During 1999, 10,541 shares of Marathon Stock and 3,798 shares of Steel Stock were issued. During 1998 and 1997, no shares of common stock were distributed.

--------------------------------------------------------------------------------
20. Dividends

             In accordance with the USX Certificate, dividends on the Marathon Stock and Steel Stock are limited to the legally available funds of USX. Net losses of any Group, as well as dividends and distributions on any class of USX Common Stock or series of preferred stock and repurchases of any class of USX Common Stock or series of preferred stock at prices in excess of par or stated value, will reduce the funds of USX legally available for payment of dividends on all classes of Common Stock. Subject to this limitation, the Board of Directors intends to declare and pay dividends on the Marathon Stock and Steel Stock based on the financial condition and results of operations of the related group, although it has no obligation under Delaware law to do so. In making its dividend decisions with respect to each of the Marathon Stock and Steel Stock, the Board of Directors considers, among other things, the long-term earnings and cash flow capabilities of the related group as well as the dividend policies of similar publicly traded companies.

                  Dividends on the Steel Stock are further limited to the
             Available Steel Dividend Amount. At December 31, 1999, the Available Steel Dividend Amount was at least $3,300 million. The Available Steel Dividend Amount will be increased or decreased, as appropriate, to reflect U. S. Steel Group net income, dividends, repurchases or issuances with respect to the Steel Stock and preferred stock attributed to the U. S. Steel Group and certain other items.

--------------------------------------------------------------------------------
21. Stockholder Rights Plan

             On September 28, 1999, USX's Board of Directors adopted a new Stockholder Rights Plan and declared a dividend distribution of one right for each outstanding share of Marathon Stock and Steel Stock (referred to together as "Voting Stock") to stockholders of record on October 9, 1999. Each right becomes exercisable, at a price of $110, after any person or group has acquired, obtained the right to acquire or made a tender or exchange offer for 15% or more of the outstanding voting power represented by the outstanding Voting Stock, except pursuant to a qualifying all-cash tender offer for all outstanding shares of Voting Stock which results in the offeror owning shares of Voting Stock representing a majority of the voting power (other than Voting Stock beneficially owned by the offeror immediately prior to the offer). Each right entitles the holder, other than the acquiring person or group, to purchase one one-hundredth of a share of Series A Junior Preferred Stock or, upon the acquisition by any person of 15% or more of the outstanding voting power represented by the outstanding Voting Stock, Marathon Stock or Steel Stock (or, in certain circumstances, other property) having a market value of twice the exercise price. After a person or group acquires 15% or more of the outstanding voting power, if USX engages in a merger or other business combination where it is not the surviving corporation or where it is the surviving corporation and the Voting Stock is changed or exchanged, or if 50% or more of USX's assets, earnings power or cash flow are sold or transferred, each right entitles the holder to purchase common stock of the acquiring entity having a market value of twice the exercise price. The rights and the exercise price are subject to adjustment. The rights will expire on October 9, 2009, unless such date is extended or the rights are earlier redeemed by USX for one cent per right at any time prior to the point they become exercisable. Under certain circumstances, the Board of Directors has the option to exchange one share of the respective class of Voting Stock for each exercisable right.

--------------------------------------------------------------------------------
22. Income Per Common Share

             The method of calculating net income per share for the Marathon Stock, the Steel Stock and, prior to November 1, 1997, the Delhi Stock reflects the USX Board of Directors' intent that the separately reported earnings and surplus of the Marathon Group, the
             U. S. Steel Group and the Delhi Group, as determined consistent with the USX Certificate, are available for payment of dividends on the respective classes of stock, although legally available funds and liquidation preferences of these classes of stock do not necessarily correspond with these amounts. The financial statements of the Marathon Group, the U. S. Steel Group and the Delhi Group, taken together, include all accounts which comprise the corresponding consolidated financial statements of USX.

                  Basic net income per share is calculated by adjusting net
             income for dividend requirements of preferred stock and, in 1997, the noncash credit on exchange of preferred stock and is based on the weighted average number of common shares outstanding.

                  Diluted net income per share assumes conversion of convertible securities for the applicable periods outstanding and assumes exercise of stock options, provided in each case, the effect is not antidilutive.

                                                  COMPUTATION OF INCOME PER SHARE

                                                              1999                   1998                 1997
                                                       -------------------    ------------------    ------------------
                                                        Basic      Diluted     Basic     Diluted     Basic     Diluted
----------------------------------------------------------------------------------------------------------------------
CONTINUING OPERATIONS
Marathon Group
--------------
Net income (millions):
 Net income                                           $   654      $   654    $   310    $   310   $   456     $   456
 Dilutive effect of convertible debentures                  -            -          -          -         -           3
                                                      -------      -------    -------    -------   -------     -------
      Net income assuming conversions                 $   654      $   654    $   310    $   310   $   456     $   459
                                                      =======      =======    =======    =======   =======     =======
Shares of common stock outstanding (thousands):
 Average number of common shares outstanding          309,696      309,696    292,876    292,876   288,038     288,038
 Effect of dilutive securities:
  Convertible debentures                                    -            -          -          -         -       1,936
  Stock options                                             -          314          -        559         -         546
                                                      -------      -------    -------    -------   -------     -------
      Average common shares and dilutive effect       309,696      310,010    292,876    293,435   288,038     290,520
                                                      =======      =======    =======    =======   =======     =======
Net income per share                                  $  2.11      $  2.11    $  1.06    $  1.05   $  1.59     $  1.58
----------------------------------------------------------------------------------------------------------------------
U.S. Steel Group
----------------
Net income (millions):
 Income before extraordinary losses                   $    51      $    51   $   364     $   364   $   452     $   452
 Noncash credit from exchange of preferred stock            -            -         -           -        10           -
 Dividends on preferred stock                              (9)          (9)       (9)          -       (13)          -
 Extraordinary losses                                      (7)          (7)        -           -         -           -
                                                      -------      -------   -------     -------   -------     -------
 Net income applicable to Steel Stock                      35           35       355         364       449         452
 Effect of dilutive securities:
  Trust preferred securities                                -            -         -           8         -           6
  Convertible debentures                                    -            -         -           -         -           2
                                                      -------      -------   -------     -------   -------     -------
      Net income assuming conversions                 $    35      $    35   $   355     $   372   $   449     $   460
                                                      =======      =======   =======     =======   =======     =======
Shares of common stock outstanding (thousands):
 Average number of common shares outstanding           88,392       88,392    87,508      87,508    85,672      85,672
 Effect of dilutive securities:
  Trust preferred securities                                -            -         -       4,256         -       2,660
  Preferred stock                                           -            -         -       3,143         -       4,811
  Convertible debentures                                    -            -         -           -         -       1,025
  Stock options                                             -            4         -          36         -          35
                                                      -------      -------   -------     -------   -------     -------
      Average common shares and dilutive effect        88,392       88,396    87,508      94,943    85,672      94,203
                                                      =======      =======   =======     =======   =======     =======
Per share:
 Income before extraordinary losses                   $   .48      $   .48   $  4.05     $  3.92   $  5.24     $  4.88
 Extraordinary losses                                     .08          .08         -           -         -           -
                                                      -------      -------   -------     -------   -------     -------
 Net income                                           $   .40      $   .40   $  4.05     $  3.92   $  5.24     $  4.88
----------------------------------------------------------------------------------------------------------------------
DISCONTINUED OPERATIONS
Delhi Group
-----------
Net income (millions)                                                                              $  79.7     $  79.7
                                                                                                   =======     =======
Shares of common stock outstanding (thousands):
 Average number of common shares outstanding                                                         9,449       9,449
 Stock options                                                                                           -          21
                                                                                                   -------     -------
      Average common shares and dilutive effect                                                      9,449       9,470
                                                                                                   =======     =======
Net income per share                                                                               $  8.43     $  8.41
----------------------------------------------------------------------------------------------------------------------

23. Preferred Stock of Subsidiary and Trust Preferred Securities

               USX Capital LLC, a wholly owned subsidiary of USX, sold 10,000,000 shares (carrying value of $250 million) of 8 3/4% Cumulative Monthly Income Preferred Shares (MIPS) (liquidation preference of $25 per share) in 1994. Proceeds of the issue were loaned to USX. USX has the right under the loan agreement to extend interest payment periods for up to 18 months, and as a consequence, monthly dividend payments on the MIPS can be deferred by USX Capital LLC during any such interest payment period. In the event that USX exercises this right, USX may not declare dividends on any share of its preferred or common stocks. The MIPS are redeemable at the option of USX Capital LLC and subject to the prior consent of USX, in whole or in part from time to time, for $25 per share, and will be redeemed from the proceeds of any repayment of the loan by USX. In addition, upon final maturity of the loan, USX Capital LLC is required to redeem the MIPS. The financial costs are included in net interest and other financial costs.

                    In 1997, USX exchanged approximately 3.9 million 6.75%
               Convertible Quarterly Income Preferred Securities (Trust Preferred Securities) of USX Capital Trust I, a Delaware statutory business trust (Trust), for an equivalent number of shares of its 6.50% Cumulative Convertible Preferred Stock (6.50% Preferred Stock) (Exchange). The Exchange resulted in the recording of Trust Preferred Securities at a fair value of $182 million and a noncash credit to Retained Earnings of $10 million.

                    USX owns all of the common securities of the Trust, which
               was formed for the purpose of the Exchange. (The Trust Common Securities and the Trust Preferred Securities are together referred to as the Trust Securities.) The Trust Securities represent undivided beneficial ownership interests in the assets of the Trust, which consist solely of USX 6.75% Convertible Junior Subordinated Debentures maturing March 31, 2037 (Debentures), having an aggregate principal amount equal to the aggregate initial liquidation amount ($50.00 per security and $203 million in total) of the Trust Securities issued by the Trust. Interest and principal payments on the Debentures will be used to make quarterly distributions and to pay redemption and liquidation amounts on the Trust Preferred Securities. The quarterly distributions, which accumulate at the rate of 6.75% per annum on the Trust Preferred Securities and the accretion from fair value to the initial liquidation amount, are charged to income and included in net interest and other financial costs.

                    Under the terms of the Debentures, USX has the right to
               defer payment of interest for up to 20 consecutive quarters and, as a consequence, monthly distributions on the Trust Preferred Securities will be deferred during such period. If USX exercises this right, then, subject to limited exceptions, it may not pay any dividend or make any distribution with respect to any shares of its capital stock.

                    The Trust Preferred Securities are convertible at any time prior to the close of business on March 31, 2037 (unless such right is terminated earlier under certain circumstances) at the option of the holder, into shares of Steel Stock at a conversion price of $46.25 per share of Steel Stock (equivalent to a conversion ratio of 1.081 shares of Steel Stock for each Trust Preferred Security), subject to adjustment in certain circumstances.

                    The Trust Preferred Securities may be redeemed at any time at the option of USX, at a premium of 102.60% of the initial liquidation amount through March 31, 2000, and thereafter, declining annually to the initial liquidation amount on April 1, 2003, and thereafter. They are mandatorily redeemable at March 31, 2037, or earlier under certain circumstances.

                    Payments related to quarterly distributions and to the
               payment of redemption and liquidation amounts on the Trust Preferred Securities by the Trust are guaranteed by USX on a subordinated basis. In addition, USX unconditionally guarantees the Trust's Debentures. The obligations of USX under the Debentures, and the related indenture, trust agreement and guarantee constitute a full and unconditional guarantee by USX of the Trust's obligations under the Trust Preferred Securities.
--------------------------------------------------------------------------------
24. Preferred Stock

               USX is authorized to issue 40,000,000 shares of preferred stock, without par value -

               6.50% Cumulative Convertible Preferred Stock (6.50% Preferred Stock) - As of December 31, 1999, 2,715,287 shares (stated value of $1.00 per share; liquidation preference of $50.00 per share) were outstanding. The 6.50% Preferred Stock is convertible at any time, at the option of the holder, into shares of Steel Stock at a conversion price of $46.125 per share of Steel Stock, subject to adjustment in certain circumstances. This stock is redeemable at USX's sole option, at a price of $51.30 per share beginning April 1, 1999, and thereafter at prices declining annually on each April 1 to an amount equal to $50.00 per share on and after April 1, 2003.

--------------------------------------------------------------------------------
25. Derivative Instruments

USX remains at risk for possible changes in the market value of the derivative instrument; however, such risk should be mitigated by price changes in the underlying hedged item. USX is also exposed to credit risk in the event of nonperformance by counterparties. The credit worthiness of counterparties is subject to continuing review, including the use of master netting agreements to the extent practical, and full performance is anticipated.

     The following table sets forth quantitative information by class of derivative instrument for derivative instruments categorized as trading or other than trading:

                                                                                   Recognized
                                              Fair                 Carrying          Trading          Recorded
                                             Value                  Amount           Gain or          Deferred      Aggregate
                                             Assets                 Assets          (Loss) for         Gain or       Contract
(In millions)                            (Liabilities)/(a)(b)/   (Liabilities)       the Year          (Loss)         Values/(c)/
------------------------------------------------------------------------------------------------------------------------------------
December 31, 1999:
 Exchange-traded commodity futures:
  Trading                                $        -              $        -         $        4        $     -       $       8
  Other than trading                              -                       -               -                 28            344
 Exchange-traded commodity options:
  Trading                                         -                       -                  4              -             179
  Other than trading                               (6) /(d)/               (6)            -                (10)         1,262
 OTC commodity swaps/(e)/:
  Trading                                         -                       -               -                 -             -
  Other than trading                                6  /(f)/                6             -                  5            193
 OTC commodity options:
  Trading                                         -                       -               -                 -             -
  Other than trading                                4  /(g)/                4             -                  5            238
                                         ------------            ------------       ----------        --------      ---------
   Total commodities                     $          4            $          4       $        8        $     28      $   2,224
                                         ------------            ------------       ----------        --------      ---------
Forward exchange contracts/(h)/:
   - receivable                          $         52            $         52       $     -           $     -       $      51
-----------------------------------------------------------------------------------------------------------------------------
December 31, 1998:
 Exchange-traded commodity futures       $        -              $          -                         $     (2)     $     104
 Exchange-traded commodity options                  3  /(d)/                2                                3            776
 OTC commodity swaps                               (9) /(f)/               (9)                              (7)           297
 OTC commodity options                              3   /(g)/               3                                3            147
                                         ------------            ------------                         --------      ---------
   Total commodities                     $         (3)           $         (4)                        $     (3)     $   1,324
                                         ============            ------------                         ========      =========
Forward exchange contracts:
   - receivable                          $         36            $         36                         $     -       $      36
-----------------------------------------------------------------------------------------------------------------------------

/(a)/ The fair value amounts for OTC positions are based on various indices or dealer quotes. The fair value amounts for currency contracts are based on dealer quotes of forward prices covering the remaining duration of the forward exchange contract. The exchange-traded futures contracts and certain option contracts do not have a corresponding fair value since changes in the market prices are settled on a daily basis.
/(b)/ The aggregate average fair value of all trading activities for the period ending December 31, 1999, was $3 million. Detail by class of instrument was not available.
/(c)/ Contract or notional amounts do not quantify risk exposure, but are used in the calculation of cash settlements under the contracts. The contract or notional amounts do not reflect the extent to which positions may offset one another.
/(d)/ Includes fair values as of December 31, 1999 and 1998, for assets of $11 million and $23 million and for liabilities of $(17) million and $(20) million, respectively.
/(e)/ The OTC swap arrangements vary in duration with certain contracts extending into 2008.
/(f)/ Includes fair values as of December 31, 1999 and 1998, for assets of $11 million and $29 million and for liabilities of $(5) million and $(38) million, respectively.
/(g)/ Includes fair values as of December 31, 1999 and 1998, for assets of $5 million and for liabilities of $(1) million and $(2) million, respectively.
/(h)/ The forward exchange contracts relating to USX's foreign operations have various maturities ending in December 2000.

--------------------------------------------------------------------------------
26. Fair Value of Financial Instruments

             Fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. The following table summarizes financial instruments, excluding derivative financial instruments disclosed in Note 25, by individual balance sheet account:

                                                                                       1999                1998
                                                                               ------------------    -----------------
                                                                               Fair      Carrying    Fair     Carrying
             (In millions)                       December 31                   Value      Amount     Value     Amount
             ---------------------------------------------------------------------------------------------------------
             Financial assets:
              Cash and cash equivalents                                         $  133    $  133     $  146    $  146
              Receivables                                                        2,696     2,696      1,663     1,663
              Investments and long-term receivables                                190       134        180       124
                                                                                ------    ------     ------    ------
                Total financial assets                                          $3,019    $2,963     $1,989    $1,933
             ---------------------------------------------------------------------------------------------------------
             Financial liabilities:
              Notes payable                                                     $    -    $    -     $  145    $  145
              Accounts payable                                                   3,397     3,397      2,438     2,438
              Distribution payable to minority shareholder of MAP                    -         -        103       103
              Accrued interest                                                     107       107         97        97
              Long-term debt (including amounts due within one year)             4,278     4,176      4,203     3,896
              Preferred stock of subsidiary and trust
               preferred securities                                                408       433        414       432
                                                                                ------    ------     ------    ------
                Total financial liabilities                                     $8,190    $8,113     $7,400    $7,111
             ---------------------------------------------------------------------------------------------------------

                    Fair value of financial instruments classified as current
             assets or liabilities approximates carrying value due to the short-term maturity of the instruments. Fair value of investments and long-term receivables was based on discounted cash flows or other specific instrument analysis. Fair value of preferred stock of subsidiary and trust preferred securities was based on market prices. Fair value of long-term debt instruments was based on market prices where available or current borrowing rates available for financings with similar terms and maturities.

                    USX's unrecognized financial instruments consist of
             receivables sold in 1998 and financial guarantees. It is not practicable to estimate the fair value of these forms of financial instrument obligations because there are no quoted market prices for transactions which are similar in nature. For details relating to financial guarantees, see Note 27.

-------------------------------------------------------------------------------
27. Contingencies and Commitments

             USX is the subject of, or party to, a number of pending or threatened legal actions, contingencies and commitments involving a variety of matters, including laws and regulations relating to the environment. Certain of these matters are discussed below. The ultimate resolution of these contingencies could, individually or in the aggregate, be material to the consolidated financial statements. However, management believes that USX will remain a viable and competitive enterprise even though it is possible that these contingencies could be resolved unfavorably.

             Environmental matters -

                    USX is subject to federal, state, local and foreign laws and regulations relating to the environment. These laws generally provide for control of pollutants released into the environment and require responsible parties to undertake remediation of hazardous waste disposal sites. Penalties may be imposed for noncompliance. At December 31, 1999 and 1998, accrued liabilities for remediation totaled $170 million and $145 million, respectively. It is not presently possible to estimate the ultimate amount of all remediation costs that might be incurred or the penalties that may be imposed. Receivables for recoverable costs from certain states, under programs to assist companies in cleanup efforts related to underground storage tanks at retail marketing outlets, were $52 million at December 31, 1999, and $41 million at December 31, 1998.

                    For a number of years, USX has made substantial capital
             expenditures to bring existing facilities into compliance with various laws relating to the environment. In 1999 and 1998, such capital expenditures totaled $78 million and $132 million, respectively. USX anticipates making additional such expenditures in the future; however, the exact amounts and timing of such expenditures are uncertain because of the continuing evolution of specific regulatory requirements.

                       At December 31, 1999 and 1998, accrued liabilities for
             platform abandonment and dismantlement totaled $152 million and $141 million, respectively.

             Guarantees -

                    Guarantees of the liabilities of affiliated entities by USX and its consolidated subsidiaries totaled $219 million at December 31, 1999, and $212 million at December 31, 1998. In the event that any defaults of guaranteed liabilities occur, USX has access to its interest in the assets of most of the affiliates to reduce potential losses resulting from these guarantees. As of December 31, 1999, the largest guarantee for a single affiliate was $131 million.

                    At December 31, 1999 and 1998, USX's pro rata share of
             obligations of LOOP LLC and various pipeline affiliates secured by throughput and deficiency agreements totaled $146 million and $164 million, respectively. Under the agreements, USX is required to advance funds if the affiliates are unable to service debt. Any such advances are prepayments of future transportation charges.

             Commitments -

                    At December 31, 1999 and 1998, contract commitments to
             acquire property, plant and equipment and long-term investments totaled $568 million and $812 million, respectively.

                    USX entered into a 15-year take-or-pay arrangement in 1993, which requires USX to accept pulverized coal each month or pay a minimum monthly charge of approximately $1 million. Charges for deliveries of pulverized coal totaled $23 million in both 1999 and 1998. If USX elects to terminate the contract early, a maximum termination payment of $102 million, which declines over the duration of the agreement, may be required.

                    USX is a party to a 15-year transportation services
             agreement with a natural gas transmission company. The contract requires USX to pay a minimum annual demand charge of approximately $5 million starting in the year 2000 and concluding in the year 2014. The payments are required even if the transportation facility is not utilized.

Selected Quarterly Financial Data (Unaudited)



                                                              1999
                                  ------------------------------------------------------------------
(In millions, except per
 share data)                      4th Qtr.          3rd Qtr.          2nd Qtr.         1st Qtr.
-----------------------------------------------------------------------------------------------------
Revenues                          $8,950          $7,813 /(a)/         $6,766           $6,054
Income (loss) from
 operations                          425             535                  502              401
  Includes:
    Inventory market
     valuation
      charges (credits)                -            (136)                 (66)            (349)
    Gain on ownership
     change in MAP                    (6)            (11)                   -                -
Income (loss) before
      extraordinary losses           205             201 /(a)/            189              110
Net income (loss)                    205             199                  189              105
-----------------------------------------------------------------------------------------------------
Marathon Stock data:
--------------------
Net income (loss)                 $  171          $  230               $  134           $  119
  - Per share: basic                 .55             .74                  .43              .38
               diluted               .55             .74                  .43              .38
Dividends paid per share             .21             .21                  .21              .21
Price range of Marathon
 Stock/(c)/:
    - Low                             23- 5/8        28- 1/2              25- 13/16        19- 5/8
    - High                            30- 5/8        33- 7/8              32- 3/4          31- 3/8
-----------------------------------------------------------------------------------------------------
Steel Stock data:
-----------------
Income (loss) before
  extraordinary losses
  applicable to Steel Stock       $  32           $  (31) /(a)/        $  52            $  (11)
  - Per share: basic                .35             (.35) /(a)/          .60              (.13)
               diluted              .35             (.35) /(a)/          .59              (.13)
Dividends paid per share            .25              .25                 .25               .25
Price range of Steel
 Stock/(c)/:
    - Low                            21- 3/4          24- 9/16            23- 1/2           22- 1/4
    - High                           33               30- 1/16            34- 1/4           29- 1/8
-----------------------------------------------------------------------------------------------------

                                                             1998
                           -----------------------------------------------------------------------------
(In millions, except per
 share data)                    4th Qtr.           3rd Qtr.          2nd Qtr.           1st Qtr.
--------------------------------------------------------------------------------------------------------
Revenues                        $6,686 /(b)/       $7,091/(b)/       $7,260/(b)/         $7,200/(b)/
Income (loss) from
 operations                        (37)               320               670                 564
  Includes:
    Inventory market
     valuation
      charges (credits)            245                 50                (3)                (25)
    Gain on ownership
     change in MAP                   -                  1                 2                (248)
Income (loss) before
      extraordinary losses         (10)               116               298                 270
Net income (loss)                  (10)               116               298                 270
-----------------------------------------------------------------------------------------------------
Marathon Stock data:
--------------------
Net income (loss)               $   (86)           $   51          $    162             $   183
  - Per share: basic               (.29)              .18               .56                 .63
               diluted             (.29)              .17               .56                 .63
Dividends paid per share            .21               .21               .21                 .21
Price range of Marathon
 Stock/(c)/:
    - Low                            26- 11/16         25                32- 3/16            31
    - High                           38- 1/8           37- 1/8           38- 7/8             40- 1/2
-----------------------------------------------------------------------------------------------------
Steel Stock data:
-----------------
Income (loss) before
  extraordinary losses
  applicable to Steel Stock     $    74            $   63          $    133             $   85
  - Per share: basic                .83               .72              1.53                .98
               diluted              .81               .71              1.46                .95
Dividends paid per share            .25               .25               .25                .25
Price range of Steel
 Stock/(c)/:
    - Low                            21- 5/8           20- 7/16          31                 28- 7/16
    - High                           27- 3/4           33- 1/2           43- 1/16           42- 1/8
--------------------------------------------------------------------------------------------------------

/(a)/ Restated to reflect current classifications.
/(b)/ Reclassified to conform to 1999 classifications.
/(c)/ Composite tape.

Principal Unconsolidated Affiliates (Unaudited)

                                                                  December 31, 1999
Company                                      Country                  Ownership                Activity
-----------------------------------------------------------------------------------------------------------------------------

Clairton 1314B Partnership, L.P.             United States         10%             Coke & Coke By-Products
CLAM Petroleum B.V.                          Netherlands           50%             Oil & Gas Production
Double Eagle Steel Coating Company           United States         50%             Steel Processing
Kenai LNG Corporation                        United States         30%             Natural Gas Liquification
LOCAP, Inc.                                  United States         50%  /(a)/      Pipeline & Storage Facilities
LOOP LLC                                     United States         47%  /(a)/      Offshore Oil Port
Manta Ray Offshore Gathering Company, LLC    United States         24%             Natural Gas Transmission
Minnesota Pipe Line Company                  United States         33%  /(a)/      Pipeline Facility
Nautilus Pipeline Company, LLC               United States         24%             Natural Gas Transmission
Odyssey Pipeline LLC                         United States         29%             Pipeline Facility
Poseidon Oil Pipeline Company, LLC           United States         28%             Crude Oil Transportation
PRO-TEC Coating Company                      United States         50%             Steel Processing
Republic Technologies International, LLC     United States         16%             Steel Products
Sakhalin Energy Investment Company Ltd.      Russia                38%             Oil & Gas Development
Transtar, Inc.                               United States         46%             Transportation
USS-POSCO Industries                         United States         50%             Steel Processing
VSZ U. S. Steel, s. r.o.                     Slovak Republic       50%             Tin Mill Products
Worthington Specialty Processing             United States         50%             Steel Processing

/(a)/ Represents the ownership of MAP.

Supplementary Information on Mineral Reserves (Unaudited)
Mineral Reserves (other than oil and gas)

                                                  Reserves at December 31/(a)/            Production
                                                  ----------------------------      ---------------------
(Million tons)                                      1999      1998    1997            1999    1998   1997
----------------------------------------------------------------------------------------------------------
Iron/(b)/                                         726.1     738.6    754.8           14.3    15.8   16.8
Coal/(c)/                                         787.4     789.7    798.8            6.2     7.3   7.5
----------------------------------------------------------------------------------------------------------

/(a)/ Commercially recoverable reserves include demonstrated (measured and indicated) quantities which are expressed in recoverable net product tons.
/(b)/ In 1999, iron ore reserves decreased due to production, lease activity and engineering revisions. In 1998, iron ore reserves decreased due to production and engineering revisions.
/(c)/ In 1999 and 1998, coal reserves decreased due to production, lease activity and engineering revisions.

Supplementary Information on Oil and Gas Producing Activities (Unaudited)

Capitalized Costs and Accumulated Depreciation, Depletion and Amortization/(a)/

                                        United                   Other                         Equity
(In millions) December 31               States     Europe        Intl.     Consolidated      Affiliates     Total
-------------------------------------------------------------------------------------------------------------------------------
1999
    Capitalized costs:
     Proved properties                  $8,270     $4,465     $1,270     $14,005            $612              $14,617
     Unproved properties                   349         55        187         591             123                  714
                                        ------     ------     ------     -------            ----              -------
       Total                             8,619      4,520      1,457      14,596             735               15,331
                                        ------     ------     ------     -------            ----              -------
    Accumulated depreciation,
     depletion and amortization:
     Proved properties                   5,019      2,859        136       8,014             169                8,183
     Unproved properties                    78          -          6          84               -                   84
                                        ------     ------     ------     -------            ----              -------
       Total                             5,097      2,859        142       8,098             169                8,267
                                        ------     ------     ------     -------            ----              -------
     Net capitalized costs              $3,522     $1,661     $1,315     $ 6,498            $566              $ 7,064
---------------------------------------------------------------------------------------------------------------------
1998
    Capitalized costs:
     Proved properties                  $8,366     $4,430     $1,288     $14,084            $628              $14,712
     Unproved properties                   400         43         90         533               7                  540
                                        ------     ------     ------     -------            ----              -------
       Total                             8,766      4,473      1,378      14,617             635               15,252
                                        ------     ------     ------     -------            ----              -------
  Accumulated depreciation,
     depletion and amortization:
     Proved properties                   5,020      2,685        135       7,840             156                7,996
     Unproved properties                    91          -          5          96               -                   96
                                        ------     ------     ------     -------            ----              -------
       Total                             5,111      2,685        140       7,936             156                8,092
                                        ------     ------     ------     -------            ----              -------
     Net capitalized costs              $3,655     $1,788     $1,238     $ 6,681            $479              $ 7,160
---------------------------------------------------------------------------------------------------------------------

/(a)/ Prior year amounts have been changed to conform with current year reporting practices.

Supplementary Information on Oil and Gas Producing Activities
(Unaudited) CONTINUED

Results of Operations for Oil and Gas Producing Activities, Excluding Corporate Overhead and Interest Costs/(a)/

                                                                    United              Other                    Equity
(In millions)                                                       States     Europe   Intl.   Consolidated   Affiliates    Total
----------------------------------------------------------------------------------------------------------------------------------
 1999: Revenues:
         Sales/(b)/                                                   $  474    $ 431   $ 198        $ 1,103         $ 33   $ 1,136
         Transfers                                                       882        -      88            970            -       970
                                                                      ------    -----   -----        -------         ----   -------
            Total revenues                                             1,356      431     286          2,073           33     2,106
       Expenses:
         Production costs                                               (322)    (137)    (99)          (558)         (25)     (583)
         Exploration expenses                                           (134)     (42)    (51)          (227)          (4)     (231)
         Depreciation, depletion and amortization/(c)/                  (378)    (143)    (99)          (620)         (13)     (633)
         Other expenses                                                  (28)      (7)    (15)           (50)           -       (50)
                                                                      ------    -----   -----        -------         ----   -------
            Total expenses                                              (862)    (329)   (264)        (1,455)         (42)   (1,497)
       Other production-related earnings/(d)/                              1        4       4              9            1        10
                                                                      ------    -----   -----        -------         ----   -------
       Results before income taxes                                       495      106      26            627           (8)      619
       Income taxes (credits)                                            168       33      (7)           194           (3)      191
                                                                      ------    -----   -----        -------         ----   -------
       Results of operations                                          $  327    $  73   $  33        $   433         $ (5)  $   428
------------------------------------------------------------------------------------------------------------------------------------
1998:  Revenues:
         Sales/(b)/                                                   $  518    $ 454   $  71        $ 1,043         $ 28   $ 1,071
         Transfers                                                       536        -      51            587            -       587
                                                                      ------    -----   -----        -------         ----   -------
            Total revenues                                             1,054      454     122          1,630           28     1,658
       Expenses:
         Production costs                                               (295)    (153)    (57)          (505)          (8)     (513)
         Exploration expenses/(e)/                                      (179)     (45)    (86)          (310)          (5)     (315)
         Depreciation, depletion and amortization/(c)/                  (339)    (150)    (68)          (557)          (8)     (565)
         Other expenses                                                  (37)      (3)    (11)           (51)           -       (51)
                                                                      ------    -----   -----        -------         ----   -------
            Total expenses                                              (850)    (351)   (222)        (1,423)         (21)   (1,444)
       Other production-related earnings/(d)/                              1       15       3             19            1        20
                                                                      ------    -----   -----        -------         ----   -------
       Results before income taxes                                       205      118     (97)           226            8       234
       Income taxes (credits)                                             61       22     (28)            55            3        58
                                                                      ------    -----   -----        -------         ----   -------
       Results of operations                                          $  144    $  96   $ (69)       $   171         $  5   $   176
------------------------------------------------------------------------------------------------------------------------------------
1997:  Revenues:
         Sales/(b)/                                                   $  581    $ 572   $  21        $ 1,174         $ 42   $ 1,216
         Transfers                                                       724        -      38            762            -       762
                                                                      ------    -----   -----        -------         ----   -------
            Total revenues                                             1,305      572      59          1,936           42     1,978
       Expenses:
         Production costs                                               (337)    (162)    (12)          (511)         (15)     (526)
         Exploration expenses                                           (127)     (34)    (25)          (186)          (1)     (187)
         Depreciation, depletion and amortization                       (300)    (130)    (16)          (446)          (8)     (454)
         Other expenses                                                  (32)      (3)    (13)           (48)           -       (48)
                                                                      ------    -----   -----        -------         ----   -------
            Total expenses                                              (796)    (329)    (66)        (1,191)         (24)   (1,215)
       Other production-related earnings/(d)/                              -       28       1             29            1        30
                                                                      ------    -----   -----        -------         ----   -------
       Results before income taxes                                       509      271      (6)           774           19       793
       Income taxes (credits)                                            170       79       4            253            4       257
                                                                      ------    -----   -----        -------         ----   -------
       Results of operations                                          $  339    $ 192   $ (10)       $   521         $ 15   $   536
------------------------------------------------------------------------------------------------------------------------------------

/(a)/ Includes the results of using derivative instruments to manage commodity and foreign currency risks.
/(b)/ Includes net gains on asset dispositions and natural gas contract settlements, as of December 31, 1999, 1998 and 1997, of $2 million, $43 million and $7 million, respectively.
/(c)/ Includes domestic property impairments of $16 million as of December 31, 1999 and international property impairments of $10 million as of December 31, 1998.
/(d)/ Includes revenues, net of associated costs, from third-party activities that are an integral part of USX's production operations. Third-party activities may include the processing and/or transportation of third-party production, and the purchase and subsequent resale of gas utilized in reservoir management.
/(e)/ Includes international property impairments and suspended exploration well write-offs of $73 million.

Supplementary Information on Oil and Gas Producing Activities
(Unaudited) CONTINUED
Costs Incurred for Property Acquisition, Exploration and Development - Including Capital Expenditures/(a)/

                                                 United                    Other                    Equity
(In millions)                                    States          Europe    Intl.   Consolidated    Affiliates      Total
---------------------------------------------------------------------------------------------------------------------------
1999: Property acquisition:
       Proved                                    $ 17            $ -      $    10         $   27       $  -        $   27
       Unproved                                    56             12          107            175          -           175
     Exploration                                  141             47           64            252          7           259
     Development                                  205             34          117            356         84           440

1998: Property acquisition:
       Proved                                    $  3            $ 3      $ 1,051         $1,057       $  -        $1,057
       Unproved                                    82              -           57            139          -           139
     Exploration                                  217             39           75            331         11           342
     Development                                  431             39           46            516        165           681

1997: Property acquisition:
       Proved                                    $ 16            $ -      $     -         $   16       $  -        $   16
       Unproved                                    50              -            -             50          -            50
     Exploration                                  170             53           43            266          3           269
     Development                                  477             67           27            571        135           706
---------------------------------------------------------------------------------------------------------------------------

/(a)/ Prior year amounts have been changed to conform with current year reporting practices.

Estimated Quantities of Proved Oil and Gas Reserves

     The following estimates of net reserves have been determined by deducting royalties of various kinds from USX's gross reserves. The reserve estimates are believed to be reasonable and consistent with presently known physical data concerning size and character of the reservoirs and are subject to change as additional knowledge concerning the reservoirs becomes available. The estimates include only such reserves as can reasonably be classified as proved; they do not include reserves which may be found by extension of proved areas or reserves recoverable by secondary or tertiary recovery methods unless these methods are in operation and are showing successful results. Undeveloped reserves consist of reserves to be recovered from future wells on undrilled acreage or from existing wells where relatively major expenditures will be required to realize production. USX did not have any quantities of oil and gas reserves subject to long-term supply agreements with foreign governments or authorities in which USX acts as producer.

                                                                United              Other                     Equity
(Millions of barrels)                                           States    Europe    Intl.   Consolidated   Affiliates   Total
-----------------------------------------------------------------------------------------------------------------------------
Liquid Hydrocarbons
 Proved developed and undeveloped reserves:
   Beginning of year - 1997                                         589      177       26        792           -          792
   Purchase of reserves in place                                      2        -        -          2           -            2
   Revisions of previous estimates                                    9       (1)       3         11           -           11
   Improved recovery                                                 22        -        -         22           -           22
   Extensions, discoveries and other additions                       31        -        -         31          82          113
   Production                                                       (42)     (15)      (3)       (60)          -          (60)
   Sales of reserves in place                                        (2)       -        -         (2)          -           (2)
                                                                -------    -----    -----      -----    --------     --------
   End of year - 1997                                               609      161       26        796          82          878
   Purchase of reserves in place                                      1        -      156/(a)    157           -          157
   Revisions of previous estimates                                   (1)     (28)       1        (28)         (2)         (30)
   Improved recovery                                                  3        -        -          3           -            3
   Extensions, discoveries and other additions                       10        4       18         32           -           32
   Production                                                       (49)     (15)      (7)       (71)          -          (71)
   Sales of reserves in place                                        (5)       -        -         (5)          -           (5)
                                                                -------    -----    -----      -----    --------     --------
   End of year - 1998                                               568      122      194        884          80          964
   Purchase of reserves in place                                     14        -        7         21           -           21
   Revisions of previous estimates                                    2      (20)       -        (18)         (3)         (21)
   Improved recovery                                                 11        -        1         12           -           12
   Extensions, discoveries and other additions                        9        -        5         14           -           14
   Production                                                       (53)     (12)     (11)       (76)          -          (76)
   Sales of reserves in place                                       (12)       -       (9)       (21)          -          (21)
                                                                -------    -----    -----      -----    --------     --------
   End of year - 1999                                               539       90      187        816          77          893
-------------------------------------------------------------------------------------------------------------------------------
 Proved developed reserves:
  Beginning of year - 1997                                          443      163       11        617           -          617
  End of year - 1997                                                486      161       12        659           -          659
  End of year - 1998                                                489      119       67        675           -          675
  End of year - 1999                                                476       90       72        638          69          707
-----------------------------------------------------------------------------------------------------------------------------

/(a)/ Represents reserves related to the acquisition of Tarragon Oil and Gas
      Limited in August 1998.

Supplementary Information on Oil and Gas Producing Activities
(Unaudited) CONTINUED

Estimated Quantities of Proved Oil and Gas Reserves (continued)

                                                      United             Other                             Equity
(Billions of cubic feet)                              States   Europe    Intl.          Consolidated     Affiliates    Total
-----------------------------------------------------------------------------------------------------------------------------------
Natural Gas
 Proved developed and
  undeveloped reserves:
   Beginning of year - 1997                            2,239    1,178      21              3,438            132        3,570
   Purchase of reserves in place                          31        -       -                 31              -           31
   Revisions of previous estimates                       (39)       9       6                (24)            (6)         (30)
   Improved recovery                                       -        -       -                  -              -            -
   Extensions, discoveries and
    other additions                                      262        -       -                262              -          262
   Production                                           (264)    (139)     (4)              (407)           (15)        (422)
   Sales of reserves in place                             (9)       -       -                 (9)             -           (9)
                                                       -----    -----     ---              -----          -----        -----
   End of year - 1997                                  2,220    1,048      23              3,291            111        3,402
   Purchase of reserves in place                          10        -     782 /(a)/          792              -          792
   Revisions of previous estimates                       (16)      10      (1)                (7)             5           (2)
   Improved recovery                                       -        -       -                  -              -            -
   Extensions, discoveries and
    other additions                                      238       32      55                325              5          330
   Production                                           (272)    (124)    (29)              (425)           (11)        (436)
   Sales of reserves in place                            (29)       -       -                (29)             -          (29)
                                                       -----    -----     ---              -----          -----        -----
   End of year - 1998                                  2,151      966     830              3,947            110        4,057
   Purchase of reserves in place                           5        -      11                 16              -           16
   Revisions of previous estimates                       (83)     (81)     (3)              (167)            13         (154)
   Improved recovery                                       8        -       2                 10              -           10
   Extensions, discoveries and
    other additions                                      281        -      94                375             13          388
   Production                                           (275)    (111)    (59)              (445)           (13)        (458)
   Sales of reserves in place                            (42)       -     (42)               (84)             -          (84)
                                                       -----    -----     ---              -----          -----        -----
   End of year - 1999                                  2,045      774     833              3,652            123        3,775
----------------------------------------------------------------------------------------------------------------------------
 Proved developed reserves:
   Beginning of year - 1997                            1,720    1,133      16              2,869            100        2,969
   End of year - 1997                                  1,702    1,024      19              2,745             78        2,823
   End of year - 1998                                  1,678      909     534              3,121             76        3,197
   End of year - 1999                                  1,550      741     497              2,788             65        2,853
----------------------------------------------------------------------------------------------------------------------------

/(a)/ Represents reserves related to the acquisition of Tarragon Oil and Gas
      Limited in August 1998.

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Gas Reserves

     Estimated discounted future net cash flows and changes therein were determined in accordance with Statement of Financial Accounting Standards No.
69. Certain information concerning the assumptions used in computing the valuation of proved reserves and their inherent limitations are discussed below. USX believes such information is essential for a proper understanding and assessment of the data presented.

     Future cash inflows are computed by applying year-end prices of oil and gas relating to USX's proved reserves to the year-end quantities of those reserves. Future price changes are considered only to the extent provided by contractual arrangements in existence at year-end.

     The assumptions used to compute the proved reserve valuation do not necessarily reflect USX's expectations of actual revenues to be derived from those reserves nor their present worth. Assigning monetary values to the estimated quantities of reserves, described on the preceding page, does not reduce the subjective and ever-changing nature of such reserve estimates.

     Additional subjectivity occurs when determining present values because the rate of producing the reserves must be estimated. In addition to uncertainties inherent in predicting the future, variations from the expected production rate also could result directly or indirectly from factors outside of USX's control, such as unintentional delays in development, environmental concerns, changes in prices or regulatory controls.

     The reserve valuation assumes that all reserves will be disposed of by production. However, if reserves are sold in place or subjected to participation by foreign governments, additional economic considerations also could affect the amount of cash eventually realized.

     Future development and production costs, including abandonment and dismantlement costs, are computed by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

     Future income tax expenses are computed by applying the appropriate year-end statutory tax rates, with consideration of future tax rates already legislated, to the future pretax net cash flows relating to USX's proved oil and gas reserves. Permanent differences in oil and gas related tax credits and allowances are recognized.

     Discount was derived by using a discount rate of 10 percent a year to reflect the timing of the future net cash flows relating to proved oil and gas reserves.

             Supplementary Information on Oil and Gas Producing Activities (Unaudited) CONTINUED

             Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (continued)

                                                United                   Other                       Equity
             (In millions)                      States       Europe      Intl.      Consolidated   Affiliates    Total
             -------------------------------------------------------------------------------------------------------------
             December 31, 1999:
              Future cash inflows               $ 15,817      $ 4,426    $   5,242    $  25,485    $   2,154      $27,639
              Future production costs             (4,690)      (1,864)      (1,107)      (7,661)        (850)      (8,511)
              Future development costs              (465)         (86)        (315)        (866)         (88)        (954)
              Future income tax expenses          (3,232)        (987)      (1,581)      (5,800)        (328)      (6,128)
                                                --------      -------    ---------      -------    ---------      -------
              Future net cash flows                7,430        1,489        2,239       11,158          888       12,046
              10% annual discount for
               estimated timing  of
                cash flows                        (3,451)        (374)        (862)      (4,687)        (372)      (5,059)
                                                --------      -------    ---------      -------    ---------      -------
              Standardized measure of
               discounted future net cash
               flows relating to proved oil
               and gas reserves                 $  3,979      $ 1,115      $ 1,377    $   6,471    $     516      $ 6,987
             -------------------------------------------------------------------------------------------------------------
             December 31, 1998:
              Future cash inflows               $  8,615      $ 3,850      $ 2,686    $  15,151    $   1,036      $16,187
              Future production costs             (3,781)      (2,240)        (950)      (6,971)        (586)      (7,557)
              Future development costs              (585)        (130)        (323)      (1,038)        (124)      (1,162)
              Future income tax expenses            (850)        (630)        (542)      (2,022)         (45)      (2,067)
                                                --------      -------    ---------      -------    ----------     -------
              Future net cash expenses             3,399          850          871        5,120          281        5,401
              10% annual discount for
               estimated timing of cash flows     (1,498)        (256)        (392)      (2,146)        (136)      (2,282)
                                                --------      -------    ---------      -------    ----------     -------
              Standardized measure of
               discounted future net cash
               flows relating to proved oil
               and gas reserves                 $  1,901      $   594      $   479    $   2,974          145      $ 3,119
             -------------------------------------------------------------------------------------------------------------
             December 31, 1997:
              Future cash inflows               $ 13,902      $ 6,189      $   484    $  20,575    $   1,714      $22,289
              Future production costs             (4,739)      (2,310)        (172)      (7,221)        (643)      (7,864)
              Future development costs              (702)        (162)         (18)        (882)        (200)      (1,082)
              Future income tax expenses          (2,413)      (1,371)         (62)      (3,846)        (232)      (4,078)
                                                --------      -------    ---------      -------    ----------     -------
              Future net cash flows                6,048        2,346          232        8,626          639        9,265
              10% annual discount for
               estimated timing of cash flows     (2,696)      (1,011)         (52)      (3,759)        (367)      (4,126)
                                                --------      -------    ---------      -------    ----------     -------
              Standardized measure of
               discounted future net cash
               flows relating to proved oil
               and gas reserves                 $  3,352      $ 1,335      $   180     $  4,867    $     272      $ 5,139
             -------------------------------------------------------------------------------------------------------------

                Summary of Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves/(a)/


                                               Consolidated                  Equity Affiliates                   Total
                                       ------------------------------  -----------------------------  -----------------------------
             (In millions)              1999        1998       1997       1999      1998      1997      1999      1998      1997
             ----------------------------------------------------------------------------------------------------------------------
             Sales and transfers  of
              oil and gas produced,
              net of production
               costs                     $(1,516)   $(1,125)  $(1,424)  $    (8)   $   (20)  $   (28)   $(1,524)  $(1,145)  $(1,452)
             Net changes in prices and
              production costs related
              to future production         6,061     (3,662)   (3,677)      484       (372)      (36)     6,545    (4,034)   (3,713)
             Extensions, discoveries and
              improved recovery, less
              related costs                  566        284       458         9          4       263        575       288       721
             Development costs incurred
              during the period              356        516       571        84        165       135        440       681       706
             Changes in estimated future
              development costs              (38)      (306)     (302)      (52)      (100)     (121)       (90)     (406)     (423)
             Revisions of previous
              quantity estimates            (348)      (110)       43        (8)        (2)       (5)      (356)     (112)       38
             Net changes in purchases
              and sales of
               minerals in place              68        636        14         -          -         -         68       636        14
             Accretion of discount           386        639     1,065        18         39        13        404       678     1,078
             Net change in income taxes   (2,062)       869     1,350      (117)        57       (29)    (2,179)      926     1,321
             Other                            24        366      (764)      (39)       102        (4)       (15)      468      (768)
             ----------------------------------------------------------------------------------------------------------------------
             Net change for the year       3,497     (1,893)   (2,666)      371       (127)      188      3,868    (2,020)   (2,478)
             Beginning of year             2,974      4,867     7,533       145        272        84      3,119     5,139     7,617
             ----------------------------------------------------------------------------------------------------------------------
             End of year                 $ 6,471    $ 2,974   $ 4,867   $   516    $   145   $   272    $ 6,987   $ 3,119   $ 5,139
             ----------------------------------------------------------------------------------------------------------------------

             /(a)/  Prior year amounts have been changed to conform with current year reporting practices.

U-34